                              ASSET PURCHASE AGREEMENT

                                    by and among

                                 Bishop Hawk, Inc.,

                                   Sopilote Inc.,

                                  N. Bruce Ashwill

                                        and

                               Grubb & Ellis Company

                                   July 22, 1998

                              ASSET PURCHASE AGREEMENT

                                 TABLE OF CONTENTS

                                                                             PAGE
                                                                             ----
ARTICLE I. DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

     1.1. DEFINED TERMS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     1.2. OTHER DEFINED TERMS. . . . . . . . . . . . . . . . . . . . . . . . . 8

ARTICLE II. PURCHASE AND SALE OF ASSETS. . . . . . . . . . . . . . . . . . . . 8

     2.1. TRANSFER OF ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . 8
     2.2. ASSUMPTION OF LIABILITIES. . . . . . . . . . . . . . . . . . . . . . 8
     2.3. EXCLUDED LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . 9
     2.4. PURCHASE PRICE . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     2.5. ADDITIONAL CONSIDERATION . . . . . . . . . . . . . . . . . . . . . .10
     2.6. POST-CLOSING ADJUSTMENT. . . . . . . . . . . . . . . . . . . . . . .10
     2.7. CLOSING COSTS; TRANSFER TAXES AND FEES . . . . . . . . . . . . . . .11

ARTICLE III. CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11

     3.1. CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
     3.2. DELIVERIES BY THE SELLER PARTIES TO BUYER AT CLOSING . . . . . . . .11
     3.3. DELIVERIES BY BUYER TO THE SELLER PARTIES AT CLOSING . . . . . . . .14

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF BISHOP HAWK, SOPILOTE AND
SHAREHOLDER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15

     4.1. ORGANIZATION OF BISHOP HAWK. . . . . . . . . . . . . . . . . . . . .15
     4.2. SUBSIDIARIES . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
     4.3. AUTHORIZATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .16
     4.4. ABSENCE OF CERTAIN CHANGES OR EVENTS . . . . . . . . . . . . . . . .16
     4.5. ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
     4.6. FACILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
     4.7. CONTRACTS AND COMMITMENTS. . . . . . . . . . . . . . . . . . . . . .19
     4.8. PERMITS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
     4.9. NO CONFLICT OR VIOLATION . . . . . . . . . . . . . . . . . . . . . .21
     4.10. FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . .21
     4.11. BOOKS AND RECORDS . . . . . . . . . . . . . . . . . . . . . . . . .22
     4.12. LITIGATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
     4.13. LABOR MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . .22
     4.14. COMPLIANCE WITH LAW . . . . . . . . . . . . . . . . . . . . . . . .22
     4.15. NO BROKERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
     4.16. NO OTHER AGREEMENTS TO SELL THE ASSETS. . . . . . . . . . . . . . .23
     4.17. PROPRIETARY RIGHTS. . . . . . . . . . . . . . . . . . . . . . . . .23
     4.18. EMPLOYEE PLANS. . . . . . . . . . . . . . . . . . . . . . . . . . .23
     4.19. TRANSACTIONS WITH CERTAIN PERSONS . . . . . . . . . . . . . . . . .24

                                        i


                                 TABLE OF CONTENTS

                                     CONTINUED

                                                                             PAGE
                                                                             ----
     4.20. TAX MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
     4.21. INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25
     4.22. COMPLIANCE WITH ENVIRONMENTAL LAWS. . . . . . . . . . . . . . . . .26
     4.23. PENDING TRANSACTIONS AND TRANSACTIONS IN PROGRESS . . . . . . . . .28
     4.24. NO MISSTATEMENTS OR OMISSIONS . . . . . . . . . . . . . . . . . . .28

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF BUYER . . . . . . . . . . . . . .29

     5.1. ORGANIZATION OF BUYER. . . . . . . . . . . . . . . . . . . . . . . .29
     5.2. AUTHORIZATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .29
     5.3. NO CONFLICT OR VIOLATION . . . . . . . . . . . . . . . . . . . . . .29
     5.4. NO BROKERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
     5.5. NO PERMITS; LITIGATION . . . . . . . . . . . . . . . . . . . . . . .30

ARTICLE VI. COVENANTS OF THE SELLER PARTIES AND BUYER. . . . . . . . . . . . .30

     6.1. FURTHER ASSURANCES . . . . . . . . . . . . . . . . . . . . . . . . .30
     6.2. NO SOLICITATION. . . . . . . . . . . . . . . . . . . . . . . . . . .30
     6.3. CONDUCT OF BUSINESS. . . . . . . . . . . . . . . . . . . . . . . . .31
     6.4. EMPLOYEE MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . .31
     6.5. USE OF BUSINESS NAME . . . . . . . . . . . . . . . . . . . . . . . .33
     6.6. NAMED INSURED. . . . . . . . . . . . . . . . . . . . . . . . . . . .33
     6.7. COLLECTION OF ACCOUNTS RECEIVABLE AND LETTERS OF CREDIT. . . . . . .33
     6.8. BOOKS AND RECORDS; TAX MATTERS . . . . . . . . . . . . . . . . . . .33
     6.9. BULK SALES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .34
     6.10. TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .34
     6.11. SACRAMENTO REVENUE GUARANTEE. . . . . . . . . . . . . . . . . . . .34
     6.12. COMMISSION SCHEDULE . . . . . . . . . . . . . . . . . . . . . . . .34
     6.13. FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . .35

ARTICLE VII. CONDITIONS TO THE SELLER PARTIES' OBLIGATIONS . . . . . . . . . .35

     7.1. REPRESENTATIONS, WARRANTIES AND COVENANTS. . . . . . . . . . . . . .35
     7.2. CONSENTS; REGULATORY COMPLIANCE AND APPROVAL . . . . . . . . . . . .36
     7.3. NO ACTIONS OR COURT ORDERS . . . . . . . . . . . . . . . . . . . . .36
     7.4. DELIVERIES AT CLOSING. . . . . . . . . . . . . . . . . . . . . . . .36

ARTICLE VIII. CONDITIONS TO BUYER'S OBLIGATIONS. . . . . . . . . . . . . . . .36

     8.1. REPRESENTATIONS, WARRANTIES AND COVENANTS. . . . . . . . . . . . . .36
     8.2. CONSENTS; REGULATORY COMPLIANCE AND APPROVAL . . . . . . . . . . . .36
     8.3. NO ACTIONS OR COURT ORDERS . . . . . . . . . . . . . . . . . . . . .37
     8.4. DELIVERIES AT CLOSING. . . . . . . . . . . . . . . . . . . . . . . .37
     8.5. MATERIAL CHANGES . . . . . . . . . . . . . . . . . . . . . . . . . .37

ARTICLE IX. CONSENTS TO ASSIGNMENT . . . . . . . . . . . . . . . . . . . . . .37

     9.1. CONSENTS TO ASSIGNMENT . . . . . . . . . . . . . . . . . . . . . . .37

                                        ii

                                 TABLE OF CONTENTS

                                     CONTINUED

                                                                             PAGE
                                                                             ----
ARTICLE X. SURVIVAL OF REPRESENTATIONS, ETC.; INDEMNIFICATION. . . . . . . . .37

     10.1.  SURVIVAL OF REPRESENTATIONS, ETC . . . . . . . . . . . . . . . . .37
     10.2. INDEMNIFICATION BY THE SELLER PARTIES . . . . . . . . . . . . . . .38
     10.3. INDEMNIFICATION BY BUYER. . . . . . . . . . . . . . . . . . . . . .38
     10.4. GENERAL INDEMNIFICATION PROVISIONS. . . . . . . . . . . . . . . . .38
     10.5. LIMITS ON INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . .40

ARTICLE XI. MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . .40

     11.1. TERMINATION.. . . . . . . . . . . . . . . . . . . . . . . . . . . .40
     11.2. ASSIGNMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . .41
     11.3. NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .41
     11.4. CHOICE OF LAW . . . . . . . . . . . . . . . . . . . . . . . . . . .42
     11.5. ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. . . . . . . . . . . . . .42
     11.6. MULTIPLE COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . .43
     11.7. EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .43
     11.8. INVALIDITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . .43
     11.9. TITLES; GENDER. . . . . . . . . . . . . . . . . . . . . . . . . . .43
     11.10. PUBLICITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . .43
     11.11. MATERIALITY. . . . . . . . . . . . . . . . . . . . . . . . . . . .43
     11.12. ATTORNEYS' FEES. . . . . . . . . . . . . . . . . . . . . . . . . .43
     11.13. KNOWLEDGE. . . . . . . . . . . . . . . . . . . . . . . . . . . . .44

                                     EXHIBITS

EXHIBIT

A              Non-Negotiable Note

B              Subordination Agreement

C              Participation Fund Note

D              Non-Compete Agreement

E              Form of Employment Agreement

F              Form of Consulting Agreement

G              Form of Assignment of Lease

H              Facilities

I              Allocation of Purchase Price

J              Calculation and Timing of Earn-Out Payments

K              Bill of Sale

L              Assignment of Leases and Contract Rights

M              Assignment of Trademarks

N              Assumption of Certain Liabilities

                              ASSET PURCHASE AGREEMENT

                    This Asset Purchase Agreement (the "Agreement"), dated as of July 22, 1998, is by and among Grubb & Ellis Company, a Delaware corporation ("Buyer), Bishop Hawk, Inc., a California corporation ("Bishop Hawk"), Sopilote Inc., a California corporation ("Sopilote"), and N. Bruce Ashwill ("Shareholder"). Bishop Hawk, Sopilote and Shareholder are referred to in this Agreement collectively as the "Seller Parties."

                                      RECITALS

                    A. Bishop Hawk owns certain assets which it uses in the conduct of the Business (as defined below). Sopilote owns 100% of the outstanding capital stock of Bishop Hawk and Shareholder owns 100% of the outstanding capital stock of Sopilote.

                    B. Buyer desires to purchase from Bishop Hawk, and The Seller Parties desire to sell to Buyer, such assets upon the terms and subject to the conditions of this Agreement.

                                     AGREEMENT

                    NOW THEREFORE, in consideration of the respective covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                     ARTICLE I.
                                    DEFINITIONS

                    1.1. DEFINED TERMS. As used herein, the terms below shall have the following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

                         "ACTION" shall mean any action, claim, suit,
litigation, proceeding, labor dispute, arbitral action, governmental audit, inquiry, criminal prosecution, investigation or unfair labor practice charge or complaint.

                         "ADVERSE EFFECT" or "ADVERSE CHANGE" shall mean,
with respect to the Business or the Assets, any material adverse effect or change in the condition (financial or other), business, results of operations, prospects, assets, Liabilities or operations of the Business and/or the Assets, other than economic factors affecting the Northern California real estate brokerage industry generally or on the ability of The Seller Parties to consummate the transactions contemplated hereby, or any event or condition which would, with the passage of time, constitute an Adverse Effect or Adverse Change.

                         "AFFILIATE" shall have the meaning set forth in the
Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                         "ANCILLARY AGREEMENTS" shall mean the Non-Negotiable
Note, the Subordination Agreement, the Participation Fund Note, the Non-Compete Agreement, the Employment Agreements and the Assignment of Lease, substantially in the forms attached hereto as Exhibits A, B, C, D, E, F and G, respectively, and the other agreements, certificates and documents required hereunder to consummate the closing.

                         "ASSETS" shall mean all of the right, title and
interest of Bishop Hawk in and to the business, properties, assets and rights of any kind, whether tangible or intangible, real or personal and constituting, or used or useful in connection with, or related to, the Business owned by Bishop Hawk or in which Bishop Hawk has any interest, including without limitation all of Bishop Hawk's right, title and interest in the following:

                         (a)  all Contract Rights;

                         (b)  all Leases;

                         (c)  all Leasehold Estates;

                         (d)  all Leasehold Improvements;

                         (e)  all Fixtures and Equipment;

                         (f)  all Books and Records;

                         (g)  all Proprietary Rights relating to the Business;

                         (h)  to the extent transferable, all Permits;

                         (i)  all computers and software;

                         (j)  all Insurance Policies, to the extent assignable;

                         (k)  all accounts receivable;

                         (l)  all available supplies, sales literature,
catalogues, brochures, promotional literature, customer, supplier and distributor lists, art work, display units, other marketing materials, telephone and fax numbers and purchasing records related to the Business;

                         (m)  all rights under or pursuant to all warranties,
representations and guarantees made by suppliers in connection with the Assets or services furnished to Bishop Hawk pertaining to the Business or affecting the Assets, to the extent such warranties, representations and guarantees are assignable;

                         (n)  all deposits and prepaid expenses; and

                         (o)  all claims, causes of action, choses in action,
rights of recovery and rights of set-off of any kind, against any Person, to the extent related to the Assets, including without limitation any liens, security interests, pledges or other rights to payment or to enforce payment in connection with products or services delivered by Bishop Hawk on or prior to the Closing Date;

                         but excluding therefrom the Excluded Assets.

                         "ASSIGNMENT OF LEASE" shall mean the Assignment and
Assumption Agreement with respect to that certain Office Building Lease, dated as of September 24, 1987, by and between Bishop Hawk and Sheffield, Ltd., to be executed by Bishop Hawk, Sheffield, Ltd. and Buyer and delivered at the Closing, substantially in the form attached as EXHIBIT G hereto.

                         "BOOKS AND RECORDS" shall mean (a) all records and
lists of Bishop Hawk pertaining to the Assets, (b) all records and lists pertaining to the Business, customers, suppliers or personnel of Bishop Hawk,
(c) all product, business and marketing plans of Bishop Hawk and (d) all books and ledgers maintained by Bishop Hawk.

                         "BROKERAGE CONTRACT" shall mean any contract in
which Bishop Hawk provides commercial real estate brokerage and related services to real estate owners and tenants, including, without limitation, commercial real estate brokerage, marketing, leasing, consulting, and similar businesses.

                         "BUSINESS" shall mean Bishop Hawk's business of
providing various commercial real estate brokerage and related services to real estate owners and tenants, including, without limitation, commercial real estate brokerage, marketing, leasing, consulting, and similar businesses.

                         "CLOSING DATE" shall mean July 22, 1998, or such
other date upon which Buyer and the Seller Parties mutually agree.

                         "CODE" shall mean the Internal Revenue Code of 1986,
as amended, and the rules and regulations thereunder.

                         "CONTRACT" shall mean any agreement, contract, note,
loan, evidence of indebtedness, purchase order, letter of credit, indenture, security or pledge agreement, franchise agreement, undertaking, covenant not to compete, employment agreement, license, instrument, Brokerage Contract and obligation or commitment to which Bishop Hawk is a party or is bound and which relates to the Business or the Assets, whether oral or written, but excluding all Leases.

                         "CONTRACT RIGHTS" shall mean all of Bishop Hawk's
rights under the Contracts listed on Schedule 4.7 and not rejected by Buyer and under any Contracts not required to be listed on Schedule 4.7 which Buyer, in its sole discretion, elects to accept and assume, but excluding Contracts related solely to Liabilities that are not Assumed Liabilities.

                         "COPYRIGHTS" shall mean registered copyrights,
copyright applications and unregistered copyrights.

                         "COURT ORDER" shall mean any judgment, decision,
consent decree, injunction, ruling or order of any federal, state or local court or governmental agency, department or authority that is binding on any Person or its property under applicable law.

                         "DEFAULT" shall mean (a) a breach of or default
under any Contract or Lease, (b) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach of or default under any Contract or Lease or (c) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration under any Contract or Lease.

                         "DISCLOSURE SCHEDULE" shall mean a schedule executed
and delivered by The Seller Parties to Buyer as of the date hereof which sets forth the exceptions to the representations and warranties contained in
Article IV hereof and certain other information called for by this Agreement. Unless otherwise specified, any reference in this Agreement to any numbered schedule is a reference to the Disclosure Schedule.

                         "EMPLOYEE PLAN" shall mean (i) any "employee pension
benefit plan" as defined in Section 3(2) of ERISA, (ii) any "employee welfare benefit plan" as defined in Section 3(1) of ERISA, and (iii) any employment, consulting, severance or other similar contract, arrangement or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including without limitation any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance that is neither an employee welfare benefit plan nor an employee pension benefit plan as defined in Section (3)(1) or (3)(2) of ERISA, respectively.

                         "EMPLOYEES" shall mean all persons employed by
Bishop Hawk or any subsidiary of Bishop Hawk on a full-time basis, together with all persons retained as "independent contractors" as of the relevant date.

                         "EMPLOYMENT AGREEMENTS" shall mean the Employment
Agreements to be entered into by and between Buyer and Greg Kasner and Bryan Friedman substantially in the form attached as EXHIBIT E hereto and the Consulting Agreement to be entered into by and between Buyer and Bruce Ashwill each substantially in the form attached as EXHIBIT F hereto, each of which shall be delivered at the Closing.

                         "ENCUMBRANCE" shall mean any claim, lien, pledge,
option, charge, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

                         "ERISA" means the Employee Retirement Income
Security Act of 1974, as amended.

                         "ERISA AFFILIATE" of Bishop Hawk means any other
person that, together with Bishop Hawk as of the relevant measuring date under ERISA, was or is required to be treated as single employer under
Section 414 of the Code.

                         "EXCLUDED ASSETS," notwithstanding any other
provision of this Agreement, shall mean the following assets of Bishop Hawk which are not to be acquired by Buyer hereunder:

                         (a)  the fees and receivables set forth on
Schedule 1.1(a);

                         (b)  all Permits, to the extent not transferable;

                         (c)  all claims, causes of action, choses in action,
rights of recovery and rights of set-off of any kind against any Person arising out of or relating to the Assets to the extent related to the Excluded Liabilities;

                         (d)  any Owned Real Property or other ownership
interest of Bishop Hawk in real property; and

                         (e)  all motor vehicles owned or leased by Bishop
Hawk.

                         "FACILITIES" shall mean all offices, improvements
and all real property and related facilities which are identified or listed on EXHIBIT H attached hereto.

                         "FACILITY LEASES" shall mean all of the leases of
Facilities listed on Schedule 4.6.

                         "FINANCIAL STATEMENTS" shall mean the balance sheets
of Bishop Hawk dated as of March 31, 1998, November 30, 1997 and 1996 and the related statements of income and cash flow for each of the four months ended March 31, 1998 and the two years ended November 30, 1997 and 1996.

                         "FIXTURES AND EQUIPMENT" shall mean all of the
furniture, fixtures, furnishings, machinery, spare parts, supplies, equipment and other tangible personal property owned by Bishop Hawk and used in connection with the Business, wherever located, including all warranty rights with respect thereto.

                         "FORMER FACILITY" shall mean each office,
improvement and all real property and related facilities that were owned, leased, managed or operated by Bishop Hawk at any time prior to the date hereof, but excluding any Facilities.

                         "INSURANCE POLICIES" shall mean the insurance
policies listed on Schedule 4.21 related to the Assets.

                         "LEASED REAL PROPERTY" shall mean all leased
property described in the Facility Leases.

                         "LEASEHOLD ESTATES" shall mean all of Bishop Hawk's
rights and obligations as lessee under the Leases.

                         "LEASEHOLD IMPROVEMENTS" shall mean all leasehold
improvements situated in or on the Leased Real Property and owned by Bishop
Hawk.

                         "LEASES" shall mean all of the existing leases with
respect to the personal or real property of Bishop Hawk listed on Schedule
4.7 and not rejected by Buyer.

                         "LIABILITIES" shall mean any direct or indirect
liability, indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any Person of any type, whether accrued, absolute, contingent, matured, unmatured or other.

                         "NON-COMPETE AGREEMENT" shall mean the Non-Compete
Agreement to be executed by Bishop Hawk, Shareholder, Sopilote and Buyer and delivered at the Closing, substantially in the form attached as EXHIBIT D hereto.

                         "ORDINARY COURSE OF BUSINESS" or "ORDINARY COURSE"
or any similar phrase shall mean the ordinary course of the Business and consistent with Bishop Hawk's past practice.

                         "OWNED REAL PROPERTY" shall mean all real property
owned in fee by Bishop Hawk, including without limitation all rights, easements and privileges appertaining or relating thereto, all buildings, fixtures, and improvements located thereon and all Facilities thereon, if any.

                         "PATENTS" shall mean all patents and patent
applications and registered design and registered design applications.

                         "PERMITS" shall mean all real estate business and
professional licenses, including broker licenses and real estate salesperson licenses, all other licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, state or local, from parties to Contracts or from any other Person, necessary or desirable for the past, present or anticipated conduct of, or relating to the operation of the Business.

                         "PERSON" shall mean any person or entity, whether an
individual, trustee, corporation, partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority.

                         "PROPRIETARY RIGHTS" shall mean all of Bishop Hawk's
Copyrights, Patents, Trademarks, technology rights and licenses, computer software (including without limitation any source or object codes therefor or documentation relating thereto), trade secrets, logos, trade names, corporate names, franchises, know-how, inventions, designs, specifications, plans, drawings, intellectual property rights and right, title and interest to the name "Bishop Hawk."

                         "REGULATIONS" shall mean any laws, statutes,
ordinances, regulations, rules, notice requirements, court decisions, agency guidelines, principles of law and orders of any foreign, federal, state or local government and any other governmental department or agency, including without limitation Environmental Laws, energy, motor vehicle safety, public utility, zoning, building and health codes, occupational safety and health and laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours.

                         "REPRESENTATIVE" shall mean any officer, director,
principal, attorney, agent, employee or other representative.

                         "SUBORDINATION AGREEMENT" shall mean a Subordination
Agreement among Bishop Hawk and PNC Bank, National Association, as agent, in the form attached hereto as EXHIBIT B, or such other substantially similar form as is reasonably acceptable to PNC Bank, National Association.

                         "SUBSIDIARY" shall mean (a) any corporation in an
unbroken chain of corporations beginning with Bishop Hawk if each of the corporations other than the last corporation in the unbroken chain then owns stock in one of the other corporations in such chain, (b) any partnership in which Bishop Hawk is a general partner, (c) any partnership in which Bishop Hawk possesses an interest in the total capital or total income of such partnership, (d) any limited liability company, joint venture or other entity in which Bishop Hawk owns membership interests possessing voting power or equity interest or (e) any direct or indirect stock or other equity interest in any Person.

                         "TAX" shall mean any federal, state, local, foreign
or other tax, levy, impost, fee, assessment or other government charge, including without limitation income, estimated income, minimum, alternative minimum, gross receipts, business, occupation, franchise, property, payroll, personal property, sales, transfer, excise, use, employment, commercial rent, occupancy, stamp or documentation or withholding taxes, together with any interest, penalties, additions to any taxes or any other additional amounts with respect thereto.

                         "TRADEMARKS" shall mean registered trademarks,
registered service marks, trademark and service mark applications and unregistered trademarks and service marks.

                         "WARRANTS" shall mean (a) agreements, rights to
subscribe (including any preemptive rights), options, warrants, calls, commitments or rights of any character to purchase or otherwise acquire any common stock or other securities of Bishop Hawk, and (b) outstanding securities of Bishop Hawk that are convertible into or exchangeable for capital shares or other securities of Bishop Hawk.

                    1.2. OTHER DEFINED TERMS. The following terms shall have the meanings defined for such terms in the Sections set forth below:

          TERM                                              SECTION
          Assumed Liabilities                               2.2
          Assumption Document                               3.3(a)
          Base Amount                                       2.6(b)
          Closing                                           3.1
          Closing Balance Sheet                             2.6(a)
          Current Assets                                    2.6(a)
          Current Liabilities                               2.6(a)
          Losses                                           10.2
          Disputes                                         11.11
          Earn-Out Payment                                  2.7
          Environmental Conditions                          4.22(a)
          Environmental Laws                                4.22(a)
          Excluded Liabilities                              2.3
          Hazardous Substance                               4.22(a)
          Indemnitee                                       10.4
          Indemnitor                                       10.4
          Net Working Capital                               2.6(a)
          Non-Negotiable Note                               2.4
          Purchase Price                                    2.4
          Release                                           4.22(a)
          Rehired Employees                                 6.4(a)
          Participation Fund Note                           2.4
          Tax Return                                        4.20
          Taxpayer                                          4.20
          Third Party Claims                               10.4

                                    ARTICLE II.
                            PURCHASE AND SALE OF ASSETS

          2.1. TRANSFER OF ASSETS. Upon the terms and subject to the conditions contained herein, at the Closing, Bishop Hawk will sell, convey, transfer, assign and deliver to Buyer, and Buyer will acquire from Bishop Hawk, the Assets, free and clear of all Encumbrances.

          2.2. ASSUMPTION OF LIABILITIES. Upon the terms and subject to the conditions contained herein, at the Closing, Buyer shall assume the following, and only the following, Liabilities of Bishop Hawk (the "Assumed Liabilities"):

          All Liabilities accruing, arising out of, or relating to events or occurrences happening after the Closing Date under the Contracts and Leases listed on Schedule 4.7 and not rejected by Buyer or under Contracts or Leases which are not listed on
Schedule 4.7 but which Buyer, in its sole discretion, elects to accept and assume, but not including any Liability for any Default under any such Contract or Lease occurring on or prior to the Closing Date.

          2.3. EXCLUDED LIABILITIES. Notwithstanding any other provision of this Agreement, except for the Assumed Liabilities expressly specified in
Section 2.2, Buyer shall not assume, or otherwise be responsible for, any Liabilities of Bishop Hawk, whether liquidated or unliquidated, or known or unknown, whether arising out of occurrences prior to, at or after the date hereof ("Excluded Liabilities"), which Excluded Liabilities include, without limitation:

               (a) any Liability to or in respect of any Employees or former Employees of Bishop Hawk including without limitation (i) any employment agreement, whether or not written, between Bishop Hawk and any Person, (ii) any Liability under any Employee Plan at any time maintained, contributed to or required to be contributed to by or with respect to Bishop Hawk or under which Bishop Hawk may incur Liability, or any contributions, benefits or Liabilities therefor, or any Liability with respect to Bishop Hawk's withdrawal or partial withdrawal from or termination of any Employee Plan and (iii) any claim of an unfair labor practice, or any claim under any state unemployment compensation or worker's compensation law or regulation or under any federal or state employment discrimination law or regulation or any other claims, which shall have been asserted on or prior to the Closing Date or is based on acts or omissions which occurred on or prior to the Closing Date;

               (b)  any Liability of Bishop Hawk in respect of any Tax;

               (c) any Liability of Bishop Hawk for indebtedness for borrowed money, including any loans payable by Bishop Hawk to any affiliate of Bishop Hawk, and any interest thereon;

               (d) any Liability of Bishop Hawk, including, among other things, Actions with respect to Environmental Laws, arising out of or related to any Action against Bishop Hawk or any Action which adversely affects the Assets and which shall have been asserted on or prior to the Closing Date or to the extent the basis of which shall have arisen out of facts or events occurring on or prior to the Closing Date;

               (e) any Liability of Bishop Hawk resulting from entering into, performing its obligations pursuant to or consummating the transactions contemplated by, this Agreement (including without limitation any Liability of Bishop Hawk pursuant to Article VIII hereof); and

               (f)  any Liability related to any Former Facility.

          2.4. PURCHASE PRICE. At the Closing, upon the terms and subject to the conditions set forth herein, Buyer shall pay to Bishop Hawk for the sale, transfer, assignment, conveyance and delivery of the Assets (the "Purchase Price"), $10,061,270 in the following manner: (i) $7,527,450 by wire transfer of immediately available funds to an account designated by Bishop Hawk, (ii) a promissory note in the principal amount of $1,449,800, in the form attached as EXHIBIT A hereto (the "Non-Negotiable Note") and
(iii) a promissory note in the principal amount of $1,084,020 in the form attached as EXHIBIT C hereto (the "Participation Fund Note"). The Purchase Price shall be allocated among the Assets in the manner required by Section 1060 of the Code and regulations thereunder. EXHIBIT I attached hereto sets forth the amount of the Purchase Price allocable to the various Assets.
Buyer, and the Seller Parties agree to each prepare and file on a timely basis with the Internal Revenue Service substantially identical initial and supplemental Internal Revenue Service Forms 8594 "Asset Acquisition Statement Under Section 1060" consistent with EXHIBIT I.

          2.5. ADDITIONAL CONSIDERATION. As additional consideration for the purchase of the Assets, Buyer shall pay to Bishop Hawk the earn-out payments calculated according to and at the times set forth on EXHIBIT J hereto (collectively, the "Earn-Out Payment").

          2.6. POST-CLOSING ADJUSTMENT.

               (a) CLOSING BALANCE SHEET. On or before September 22, 1998, Buyer shall prepare and deliver to Bishop Hawk (i) a balance sheet dated the Closing Date (the "Closing Balance Sheet") and (ii) a reasonably detailed calculation of Net Working Capital and the amount of any payment due pursuant to
Section 2.6(b). The Closing Balance Sheet shall be prepared by Buyer's personnel in accordance with generally accepted accounting principles applied consistently with the preparation of Buyer's financial statements and shall fairly and accurately present as of the Closing Date the Assets of Bishop Hawk acquired by Buyer, including all Current Assets, and the Liabilities of Bishop Hawk assumed or incurred by Buyer, including all Current Liabilities. The Closing Balance Sheet shall be accompanied by a calculation of the Net Working Capital. "Net Working Capital" shall mean the net amount of Current Assets less Current Liabilities as set forth on the Closing Balance Sheet. "Current Assets" shall mean all of the Assets which constitute prepaid expenses and all other Assets (except accounts receivable) that are properly classified as current assets under generally accepted accounting principles. "Current Liabilities" shall mean all Liabilities assumed or incurred by Buyer that relate to the Business which are accounts payable or accrued wages (but excluding commissions payable to Employees and third party brokers in respect of excluded accounts receivable), vacation and sick pay and other employee benefits and other Liabilities assumed or incurred by Buyer that are properly classified as current liabilities under generally accepted accounting principles.

               (b) PAYMENT. If the Net Working Capital set forth on the Closing Balance Sheet is less than $50,000 (the "Base Amount"), the Seller Parties shall pay to Buyer the amount equal to the difference between the Base Amount less the Net Working Capital. If the Net Working Capital set forth on the Closing Balance Sheet is greater than the Base Amount, Buyer shall pay to Bishop Hawk an amount equal to the difference between the Net Working Capital less the Base Amount.

               (c) DISPUTED ADJUSTMENT AMOUNT. If Bishop Hawk shall disagree with the Adjustment Amount, it shall notify Buyer of such disagreement in writing specifying in detail the particulars of such disagreement within 15 business days after Bishop Hawk's receipt of the Closing Balance Sheet. To the extent that any portion of the Adjustment Amount is not in dispute, within 15 business days after Bishop Hawk's receipt of the Closing Balance Sheet, Buyer shall pay Bishop Hawk, or the Seller Parties shall pay Buyer, as the case may be, that portion of the Adjustment Amount which is not in dispute.

               (d) RESOLUTION OF DISPUTED ADJUSTMENT AMOUNT. Buyer and the Seller Parties shall use their best efforts for a period of 30 calendar days after Buyer's delivery of such notice (or such longer period as Buyer and the Seller Parties shall mutually agree upon) to resolve any disagreements raised by the Seller Parties with respect to the calculation of the Adjustment Amount.
If, at the end of such period, Buyer and the Seller Parties are unable to resolve such disagreements, and the amount in dispute is greater than $50,000, then Jack B. Hicks CPA and Coopers & Lybrand, independent auditors of the Seller Parties, and Buyer, respectively, shall jointly select a third independent auditor of recognized national standing to resolve any remaining disagreements. The determination by such third independent auditor shall be final, binding and conclusive on the parties. Buyer and the Seller Parties shall use their best efforts to cause such third independent auditor to make its determination within 30 calendar days of accepting its selection. Within ten calendar days after the date of determination of such third independent auditor, Buyer shall pay Bishop Hawk, or the Seller Parties shall pay Buyer, as the case may be, the Adjustment Amount. The fees and expenses of such third independent auditor shall be borne by Buyer and the Seller Parties equally. If the amount in dispute is $50,000 or less then Buyer and Bishop Hawk shall flip a coin and the winning party's positions shall be accepted.

          2.7. CLOSING COSTS; TRANSFER TAXES AND FEES. The Seller Parties shall be responsible for any documentary and transfer taxes. Buyer shall pay all sales, use or other taxes imposed by reason of the transfers of Assets provided hereunder and any deficiency, interest or penalty asserted with respect thereto. The Seller Parties shall pay the fees and costs of recording or filing all applicable conveyancing instruments described in Section 3.2(a). The Seller Parties shall pay all costs of applying for new Permits and obtaining the transfer of existing Permits which may be lawfully transferred. Buyer shall be responsible for Taxes relating to the Assets that are attributable to taxable periods (or portions thereof) commencing after the Closing Date.

                                 ARTICLE III.
                                   CLOSING

          3.1. CLOSING. The closing of the transactions contemplated by this Agreement and the Ancillary Agreements (the "Closing") shall take place at 10:00 a.m. local time on the Closing Date at the offices of Latham & Watkins in San Francisco, California, unless the parties hereto otherwise agree.

          3.2. DELIVERIES BY THE SELLER PARTIES TO BUYER AT CLOSING.

               (a) INSTRUMENTS AND POSSESSION. To effect the sale and transfer referred to in Section 2.1 hereof, Bishop Hawk shall execute (as applicable) and deliver to Buyer at the Closing:

                    (i) a Bill of Sale, in the form attached hereto as EXHIBIT K, conveying in the aggregate all of Bishop Hawk's owned personal property included in the Assets;

                    (ii) subject to Section 9.1, an Assignment of Leases and Contract Rights in the form attached hereto as EXHIBIT L;

                    (iii) an Assignment of Trademarks in the form attached hereto as EXHIBIT M, in recordable form to the extent necessary to assign such rights;

                    (iv) copies of all filings (where necessary) and documents necessary to release the Assets from all Encumbrances, in a form reasonably satisfactory to Buyer's counsel;

                    (v) such other instruments as shall be requested by Buyer to vest in Buyer title in and to the Assets in accordance with the provisions hereof; and

               (b) ANCILLARY AGREEMENTS. At the Closing, the Seller Parties shall execute (as applicable) and deliver to Buyer the Ancillary Agreements to which they are parties.

               (c) TRANSACTION FILES AND BROKERAGE CONTRACTS. Bishop Hawk shall deliver to Buyer at the Closing all current and past transaction files and Brokerage Contracts.

               (d) PERMITS AND CONSENTS. Subject to Section 9.1, Bishop Hawk shall deliver all Permits and any other third party consents, approvals and waivers from governmental authorities and other parties required for the valid transfer of the Assets as contemplated by this Agreement.

               (e) OPINION OF COUNSEL. Bishop Hawk shall deliver to Buyer an opinion of O'Melveny & Myers counsel to the Seller Parties, dated as of the Closing Date, in form and substance reasonably satisfactory to Buyer, to the effect that:

                    (i) ORGANIZATION. Bishop Hawk is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California, and, if applicable, Bishop Hawk is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its property or nature of the Business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Business or the Assets;

                    (ii) POWER AND AUTHORITY. Bishop Hawk has the necessary power and authority to enter into this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby; and Bishop Hawk has the necessary power and authority to own, lease and operate the Assets and its other properties and to conduct the Business as presently conducted;

                    (iii) AUTHORIZATION AND ENFORCEABILITY. The execution, delivery and performance by the Seller Parties of this Agreement and the Ancillary Agreements to which they are parties, have been duly authorized by all necessary action of Bishop Hawk and Sopilote, as the case may be, and the Seller Parties have duly executed and delivered this Agreement and the Ancillary Agreements to which they are parties, and no approval of Sopilote or Shareholder is required in connection therewith or, if required, such approval has been duly obtained in accordance with the provisions of Bishop Hawk's and Sopilote's organizational documents and applicable law, and this Agreement and each Ancillary Agreement to which they are parties constitutes the legally valid and binding obligation of the Seller Parties, enforceable against them in accordance with their terms, except as limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally or by equitable principles (whether considered in an action at law or in equity), (ii) limitations imposed by federal or state law or equitable principles upon the availability of specific performance, injunctive relief or other equitable remedies, or (iii) other customary limitations reasonably satisfactory to Buyer's counsel;

                    (iv) NO BREACH OF CONTRACTS. Neither the execution and delivery of this Agreement or the Ancillary Agreements by the Seller Parties nor the consummation of the transactions contemplated hereby or thereby will
(A) violate the Articles of Incorporation or Bylaws of Bishop Hawk or Sopilote,
(B) cause a Default under any term or provision of any material Contract or Lease to which Bishop Hawk is a party or by which the Assets are bound, or (C) to the best knowledge of such counsel, violate any Court Order applicable to Bishop Hawk;

                    (v) NO VIOLATION OF LAW. Neither the execution and performance of this Agreement or the Ancillary Agreements by the Seller Parties nor the consummation of the transactions contemplated hereby or thereby will violate or result in a failure to comply with any Regulation or Court Order applicable to the Business or operations of Bishop Hawk and Sopilote; and, to the best knowledge of such counsel, Bishop Hawk and Sopilote have all licenses, franchises and other authority required to conduct the Business as it is now being conducted; and no Permit of, or filing with, any governmental authority or, to the best knowledge of such counsel, any other person, is required for the execution and delivery of this Agreement or the Ancillary Agreements by the Seller Parties or the consummation by the Seller Parties of the transactions contemplated hereby and thereby, except as set forth in this Agreement, the Disclosure Schedule, the exhibits hereto or the Ancillary Agreements;

                    (vi) TRANSFER AND ASSIGNMENT. The documents to be delivered by the Seller Parties at the Closing to effect the transfer and assignment to Buyer of all right, title and interest in and to the Assets are effective to do so, subject to (A) the effects of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and equitable principles (whether considered in an action at law or in equity),
(B) limitations imposed by federal or state law or equitable principles upon the availability of specific performance, injunctive relief or other equitable remedies, or (C) other customary limitations reasonably satisfactory to Buyer's counsel;

                    (vii) OTHER OPINIONS. Such other opinions as Buyer may reasonably request. In rendering such opinions, such counsel may rely as they deem advisable (a) as to matters governed by the laws of jurisdictions other than states in which they maintain offices, upon opinions of local counsel satisfactory to such counsel and (b) as to factual matters, upon certificates and assurances of public officials and officers of Bishop Hawk. In addition, such opinions may be subject to such additional qualifications and exceptions as are reasonably acceptable to counsel to Buyer.

               (f) CERTIFICATES. Bishop Hawk shall furnish Buyer with such certificates of Bishop Hawk's officers and others as may reasonably be requested by Buyer.

               (g) INSURANCE. Bishop Hawk shall provide Buyer with certified copies of policies or certificates of insurance, as requested by Buyer, evidencing Buyer as an additional insured, as contemplated by Section 6.6.

               (h) AUTHORIZATION AND APPROVAL. Buyer shall have received from Bishop Hawk resolutions adopted by the Bishop Hawk board of directors, Sopilote and Shareholder approving this Agreement and the Ancillary Agreements to which the Seller Parties are parties and the transactions contemplated hereby and thereby, certified by Bishop Hawk's and Sopilote's corporate secretaries, as applicable.

          3.3. DELIVERIES BY BUYER TO THE SELLER PARTIES AT CLOSING.

               (a) ASSUMPTION DOCUMENT. Upon the terms and subject to the conditions contained herein, at the Closing Buyer shall deliver to Bishop Hawk an instrument of assumption substantially in the form attached hereto as EXHIBIT N, evidencing Buyer's assumption, pursuant to Section 2.2, of the Assumed Liabilities (the "Assumption Document").

               (b) OPINION OF GENERAL COUNSEL TO BUYER. Buyer shall deliver to Bishop Hawk an opinion of the general counsel of Buyer, dated as of the Closing Date, in form and substance reasonably satisfactory to Bishop Hawk, to the effect that:

                    (i) INCORPORATION. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; Buyer is qualified to do business as a foreign corporation in California;

                    (ii) CORPORATE POWER AND AUTHORITY. Buyer has the necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby;

                    (iii) CORPORATE ACTION AND ENFORCEABILITY. The execution, delivery and performance of this Agreement and the Ancillary Agreements by Buyer have been duly authorized by all necessary corporate action of Buyer, and this Agreement and the Ancillary Agreements have been duly executed and delivered by Buyer, and constitute legally valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms, except as limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally or by equitable principles (whether considered in an action at law or in equity), (ii) limitations imposed by federal or state law or equitable principles upon the availability of specific performance, injunctive relief or other equitable remedies, or
(iii) other customary limitations reasonably satisfactory to Bishop Hawk's counsel;

                    (iv) NO VIOLATION OF LAW. Neither the execution and performance of this Agreement or the Ancillary Agreements by Buyer nor the consummation of the transactions contemplated hereby or thereby will violate or result in a failure to comply with any Regulation or Court Order applicable to Buyer and

                    (v) OTHER OPINIONS. Such other opinions as Bishop Hawk may reasonably request. In rendering such opinions, such counsel may rely as they deem advisable (a) as to matters governed by the laws of jurisdictions other than states in which they maintain offices, upon opinions of local counsel satisfactory to such counsel and (b) as to factual matters, upon certificates and assurances of public officials and officers of Buyer. In addition, such opinions may be subject to such additional qualifications and exceptions as are reasonably acceptable to counsel to Bishop Hawk.

               (c) ANCILLARY AGREEMENTS. At the Closing, Buyer shall execute (as applicable) and deliver to the Seller Parties the Ancillary Agreements to which it is a party.

               (d) CERTIFICATES. Buyer shall furnish Bishop Hawk with such certificates of its officers and others as may be reasonably requested by Bishop Hawk.

               (e) CORPORATE DOCUMENTS. Bishop Hawk shall have received from Buyer resolutions adopted by the board of directors of Buyer approving this Agreement, the Ancillary Agreements and the transactions contemplated hereby or thereby, certified by Buyer's corporate secretary (as applicable).


                                 ARTICLE IV
     REPRESENTATIONS AND WARRANTIES OF BISHOP HAWK, SOPILOTE AND SHAREHOLDER

          Except as set forth in the Disclosure Schedule, the Seller Parties, jointly and severally, hereby represent and warrant to Buyer as follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

          4.1. ORGANIZATION OF BISHOP HAWK. Bishop Hawk is a corporation duly organized, validly existing and in good standing under the laws of the State of California, has the requisite power and authority to conduct its business as it is presently being conducted and to own and lease its properties and Assets, to enter into this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. Bishop Hawk is not qualified to do business as a foreign corporation in any jurisdiction, and the character of its properties owned or leased or the nature of its activities do not make such qualification necessary in any jurisdiction. Copies of the Articles of Incorporation and Bylaws of Bishop Hawk and any amendments thereto previously delivered to Buyer are accurate and complete.

          4.2. SUBSIDIARIES. Bishop Hawk has no Subsidiaries. Bishop Hawk does not own any direct or indirect stock or other equity interest in any person.

          4.3. AUTHORIZATION.

               (a) Each of Bishop Hawk and Sopilote has all requisite corporate or organizational power and authority, and has taken all action necessary, to execute and deliver this Agreement and the Ancillary Agreements, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Agreements by Bishop Hawk and Sopilote and the consummation by Bishop Hawk and Sopilote of the transactions contemplated hereby and thereby have been duly approved by the board of directors of each of Bishop Hawk and Sopilote. No other proceedings on the part of Bishop Hawk or Sopilote are necessary to authorize this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Bishop Hawk or Sopilote and Shareholder and is, and upon execution and delivery of the Ancillary Agreements will be, the legal, valid and binding obligations of the Seller Parties, enforceable against them in accordance with their terms, except as limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally or by equitable principles (whether considered in an action at law or in equity), or
(ii) limitations imposed by federal or state law or equitable principles upon the availability of specific performance, injunctive relief or other equitable remedies.

               (b) Sopilote owns 100% of the outstanding capital stock of Bishop Hawk, free and clear of any Encumbrances. There are no Warrants with respect to the equity securities of Bishop Hawk. Shareholder owns 100% of the outstanding capital stock of Sopilote, free and clear of any Encumbrances.

          4.4. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since March 31, 1998 there has been no:

               (a)  Adverse Change in the Assets or Business;

               (b) change in accounting methods, principles or practices by Bishop Hawk affecting the Assets, the Liabilities or the Business;

               (c) damage, destruction or loss (whether or not covered by insurance) causing or resulting in an Adverse Effect;

               (d) cancellation of any indebtedness or waiver or release of any right or claim of Bishop Hawk relating to the Assets and the Business other than in the Ordinary Course of Business;

               (e) except as set forth in Schedule 4.4(e), increase in the rate of compensation or change in the commission rate schedule payable or to become payable to any partner, director, officer or other Employee or any consultant, Representative or agent of Bishop Hawk of more than $1,000, including without limitation the making of any loan to, or the payment, grant or accrual of any bonus, incentive compensation, service award or other similar benefit to, any such Person, or the addition to, modification of, or contribution to any Employee Plan, arrangement, or practice described in the Disclosure Schedule other than contributions made for fiscal 1997 in accordance with the normal practices of Bishop Hawk;

               (f) amendment, cancellation or termination of any Contract, commitment, agreement, Lease, transaction or Permit relating to the Assets or the Business or entry into any Contract, commitment, agreement, Lease, transaction or Permit which is not in the Ordinary Course of Business, including without limitation any employment or consulting agreements;

               (g) except as set forth on Schedule 4.4(g), mortgage, pledge or other encumbrance of any Asset;

               (h) sale, assignment or transfer of any of the Assets, other than in the Ordinary Course of Business;

               (i) other than in the Ordinary Course of Business, incurrence of indebtedness by Bishop Hawk for borrowed money or commitment to borrow money entered into by Bishop Hawk, or loans made or agreed to be made by Bishop Hawk, or indebtedness guaranteed by Bishop Hawk relating to the Assets and the Business;

               (j) incurrence by Bishop Hawk of Liabilities relating to the Assets or the Business, except Liabilities incurred in the Ordinary Course of Business;

               (k) execution of any Lease by Bishop Hawk or the incurring of any obligation by Bishop Hawk to execute any Lease;

               (l) failure to pay or satisfy when due any material Liability of Bishop Hawk relating to the Assets or the Business;

               (m) failure of Bishop Hawk to carry on the Business in the Ordinary Course so as to keep generally available to Buyer the services of the Employees, and to preserve for Buyer the Assets and the Business and the goodwill of Bishop Hawk's Employees, suppliers, customers, distributors and others having business relations with it;

               (n) existence of any other event or condition which in any one case or in the aggregate has or might reasonably be expected to have an Adverse Effect on the Business; or

               (o) agreement by Bishop Hawk, Sopilote or Shareholder to do any of the things described in the preceding clauses (a) through (n) other than as expressly provided for herein.

          4.5. ASSETS. Bishop Hawk has no ownership interest in any Owned Real Property other than Excluded Assets. Excluding the Leased Real Property, Bishop Hawk has and will transfer good and marketable title to the Assets, and upon the consummation of the transactions contemplated hereby, Buyer will acquire good and marketable title to all of the Assets, free and clear of any Encumbrances. The Assets include all assets reasonably necessary for the conduct of the Business as currently conducted. Schedule 4.5 contains accurate lists and summary descriptions of all tangible Assets where the value of an individual item exceeds $500 or where an aggregate of similar items exceeds $500. Schedule
4.5 shall be delivered within two days after Closing. All tangible assets and properties which are part of the Assets are in good operating condition and repair and are usable in the ordinary course of business and conform in all material respects to all applicable Regulations (including Environmental Laws) relating to their construction, use and operation.

          4.6. FACILITIES.

               (a) LEASES OR OTHER AGREEMENTS. Except for Facility Leases listed on Schedule 4.6, there are no leases, subleases, licenses, occupancy agreements, options, rights, concessions or other agreements or arrangements, written or oral, granting to any Person the right to purchase, use or occupy any Facility, or any real property in connection with the Business or any portion thereof or interest in any such Facility or real property.

               (b) FACILITY LEASES AND LEASED REAL PROPERTY. With respect to each Facility Lease, Bishop Hawk has and will transfer to Buyer at the Closing an unencumbered interest in the Leasehold Estate. Bishop Hawk enjoys peaceful and undisturbed possession of all the Leased Real Property, subject to the applicable leases and rights of the fee owners.

               (c) CERTIFICATE OF OCCUPANCY. To the Seller Parties' knowledge, all Facilities have received all required approvals of governmental authorities (including without limitation Permits and a certificate of occupancy or other similar certificate permitting lawful occupancy of the Facilities) required in connection with the operation thereof and have been operated and maintained in all material respects in accordance with applicable Regulations.

               (d) UTILITIES. All Facilities are supplied with utilities (including without limitation water, sewage, disposal, electricity, gas and telephone) and other services necessary for the operation of such Facilities as currently operated, and there is no condition known to the Seller Parties which would reasonably be expected to result in the termination of the present access from any Facility to such utility services.

               (e) IMPROVEMENTS, FIXTURES AND EQUIPMENT. Except as set forth on Schedule 4.6, all Leasehold Improvements, Fixtures and Equipment and other tangible assets owned, leased or used by Bishop Hawk at the Facilities are (i) insured to the extent and in a manner customary in the industry, (ii) not in need of maintenance, repair or correction except for ordinary routine maintenance and repair, the cost of which would not be material, (iii) sufficient for the operation of the Business as presently conducted and (iv) in conformity, in all material respects, with all applicable Regulations.

               (f) NO SPECIAL ASSESSMENT. Bishop Hawk has not received notice of any special assessment relating to any Facility or any portion thereof and there is no pending or, to the Seller Parties' knowledge, threatened special assessment.

          4.7. CONTRACTS AND COMMITMENTS.

               (a) CONTRACTS. Schedule 4.7 sets forth a complete and accurate list of any and all Contracts of the following categories:

                    (i)  Contracts not made in the Ordinary Course of Business;

                    (ii) employment contracts and severance agreements, employee compensation contracts, independent contractor salesperson compensation contracts, including without limitation Contracts (A) to employ or terminate executive officers or other personnel and other contracts with present or former officers, directors or shareholders of Bishop Hawk or (B) that will result in the payment by, or the creation of any Liability to pay on behalf of Buyer, Bishop Hawk, Sopilote or Shareholder any severance, termination, "golden parachute," or other similar payments to any present or former personnel following termination of employment or otherwise as a result of the consummation of the transactions contemplated by this Agreement;

                    (iii)     labor or union contracts;

                    (iv) distribution, franchise, license, technical assistance, sales, commission, consulting, agency or advertising contracts related to the Assets or the Business;

                    (v) options with respect to any property, real or personal, whether Bishop Hawk shall be the grantor or grantee thereunder;

                    (vi) Contracts involving future expenditures or Liabilities, actual or potential, in excess of $10,000 or otherwise material to the Business or the Assets;

                    (vii) Contracts or commitments relating to commission arrangements with others, including, but not limited to, listing agreements;

                    (viii) promissory notes, loans, agreements, indentures, evidences of indebtedness, letters of credit, guarantees, or other instruments relating to an obligation of Bishop Hawk to pay money, individually in excess of or in the aggregate in excess of $10,000, whether Bishop Hawk shall be the borrower, lender or guarantor thereunder or whereby any

Assets are pledged (excluding credit provided by Bishop Hawk in the Ordinary Course of Business to purchasers of its services);

                    (ix) Contracts containing covenants limiting the freedom of Bishop Hawk or any partner, officer, director or shareholder of Bishop Hawk to engage in any line of business or compete with any Person;

                    (x) any Contract with the United States, state or local government or any agency or department thereof involving expenditures or Liabilities in excess of $20,000.

                    (xi) Leases of personal property not cancelable (without Liability) within 30 calendar days; and

                    (xii) standard operating manuals and other similar agreements pursuant to which Bishop Hawk conducts the Business.

Bishop Hawk has delivered to Buyer true, correct and complete copies of all of the Contracts listed on Schedule 4.7, including all amendments and supplements thereto.

               (b) ABSENCE OF DEFAULTS. All of the Contracts and Leases to which Bishop Hawk is party or by which it or any of the Assets is bound or affected are valid, binding and enforceable against Bishop Hawk in accordance with their terms, except as limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally or by equitable principles (whether considered in an action at law or in equity), or (ii) limitations imposed by federal or state law or equitable principles upon the availability of specific performance, injunctive relief or other equitable remedies. Bishop Hawk has fulfilled, or taken all action necessary to enable it to fulfill when due, all of its obligations under each of such Contracts and Leases. Bishop Hawk and, to the Seller Parties' knowledge, all other parties to such Contracts and Leases have complied in all respects with the provisions thereof, and neither Bishop Hawk nor, to the Seller Parties' knowledge, any other party thereto is in Default thereunder and no notice of any claim of Default has been given to Bishop Hawk. To the knowledge of the Seller Parties, the services called for by any unfinished Contract can be provided in accordance with the terms of such Contract, including time specifications, and have no reason to believe that any unfinished Contract will, upon performance by Bishop Hawk, result in a loss to Bishop Hawk. With respect to any and all Leases, none of the Seller Parties has received any notice of cancellation or termination under any option or right reserved to the lessor, or any notice of Default, thereunder. With respect to any and all Brokerage Contracts, except as set forth on Schedule 4.7, neither Bishop Hawk, Sopilote nor Shareholder, directly or indirectly,: (i) has received any notice of cancellation, termination or probation or any notice of Default thereunder; or (ii) has knowledge or notice of any other fact or circumstance which would or could result in a cancellation, termination or probation thereunder.

          4.8. PERMITS.

               (a) Schedule 4.8 sets forth a complete list of all Permits and applications for Permits used in the operation of the Business and held by Bishop Hawk and all of its licensed real estate persons (together with primary location where duties are performed and a description of duties) currently sponsored by Bishop Hawk's corporate real estate license. Bishop Hawk has, and at all times has had, all Permits required under any Regulation (including Environmental Laws) in the operation of Bishop Hawk's Business or in the ownership of the Assets, and owns or possesses such Permits free and clear of all Encumbrances. Neither Bishop Hawk nor any of its real estate persons is in Default, nor have any of them received any notice of any claim of Default, with respect to any such Permit. Except as otherwise provided by Regulations, all such Permits are renewable by their terms or in the Ordinary Course of Business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees and except as set forth on Schedule 4.8, will not be adversely affected by the completion of the transactions contemplated by this Agreement. No present or former partner, shareholder, director, officer or Employee of Bishop Hawk or any affiliate thereof, or any other Person, owns or has any proprietary, financial or other interest (direct or indirect) in any Permit which Bishop Hawk owns, possesses or uses.

               (b) Except as disclosed on Schedule 4.8 hereto, no notice to, declaration, filing or registration with, or Permit from, any domestic or foreign governmental or regulatory body or authority, or any other Person, is required to be made or obtained by Bishop Hawk or any of its real estate persons in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby.

          4.9. NO CONFLICT OR VIOLATION. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by the Seller Parties with any of the provisions hereof, will (a) violate or conflict with any provision of the Articles of Incorporation or Bylaws of Bishop Hawk or Sopilote, (b) violate, conflict with, or result in or constitute a Default under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Encumbrance upon any of the Assets under, any of the terms, conditions or provisions of any Contract, Lease or Permit, (i) to which Bishop Hawk is a party or (ii) by which the Assets are bound, (c) violate any Regulation or Court Order, or (d) impose any Encumbrance on the Assets or the Business.

          4.10. FINANCIAL STATEMENTS. Bishop Hawk has previously delivered to Buyer the Financial Statements. The Financial Statements (a) are in accordance with the Books and Records of Bishop Hawk, (b) except as set forth on
Schedule 4.10, have been prepared on a modified cash basis consistently applied throughout the periods covered thereby and (c) fairly present the assets, Liabilities (including all reserves) and financial position of Bishop Hawk as of the date thereof and the results of operations and changes in cash flows for the periods then ended. As of the date of the Financial Statements, there were no liabilities of Bishop Hawk that will be Assumed Liabilities which, in accordance with generally accepted accounting principles, should have been set forth or reserved for in the Financial Statements or the notes thereto, which are not set forth or reserved for in the Financial Statements or the notes thereto.

          4.11. BOOKS AND RECORDS. Bishop Hawk has made and kept (and given Buyer access to) Books and Records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of Bishop Hawk. Bishop Hawk has not engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained Books and Records of Bishop Hawk.

          4.12. LITIGATION. Except as set forth on Schedule 4.12, there is no Action pending, or to the knowledge of the Seller Parties, threatened or anticipated (a) against, related to or affecting (i) Bishop Hawk, the Business or the Assets (including with respect to Environmental Laws) or (ii) any officers or directors of Bishop Hawk as such, (b) seeking to delay, limit or enjoin the transactions contemplated by this Agreement, (c) that involve the risk of criminal liability, or (d) in which Bishop Hawk is a plaintiff, including any derivative suits brought by or on behalf of Bishop Hawk. Bishop Hawk is not in Default with respect to or subject to any Court Order, and there are no unsatisfied judgments against Bishop Hawk, the Business or the Assets. There are no Court Orders or agreements with, or liens by, any governmental authority or quasi-governmental entity relating to any Environmental Law which regulate, obligate, bind or in any way affect Bishop Hawk or any Facility.

          4.13. LABOR MATTERS. Bishop Hawk is not a party to any labor agreement with respect to its Employees with any labor organization, union, group or association and there are no employee unions (nor any other similar labor or employee organizations) under local statutes, custom or practice. In the past five years, Bishop Hawk has not experienced any attempt by organized labor or its representatives to make Bishop Hawk conform to demands of organized labor relating to its Employees or to enter into a binding agreement with organized labor that would cover the Employees. There is no labor strike or labor disturbance pending or, to the best of the Seller Parties' knowledge, threatened against Bishop Hawk nor is any grievance currently being asserted, and in the past five years, Bishop Hawk has not experienced a work stoppage or other labor difficulty, and is not and has not engaged in any unfair labor practice. Buyer has delivered true and correct lists of all Employees and information setting forth the employer, names and current annual salary rates or current hourly wages or compensation of all present Employees whose annual cash compensation for the 1997 fiscal year exceeded $25,000, and also sets forth the earnings for each of such Employees as reflected on Form W-2 or 1099 for the 1997 calendar year. Bishop Hawk has not received any notices of planned or contemplated departures of Employee salespersons.

          4.14. COMPLIANCE WITH LAW. The Seller Parties have not violated during the prior two years and are in compliance with all Regulations and Court Orders relating to the Assets or the Business or operations of Bishop Hawk.
None of the Seller Parties has received any notice to the effect that, or otherwise been advised that, Bishop Hawk is not in compliance with any such Regulations or Court Orders, and none of the Seller Parties has any knowledge of any existing circumstances which are likely to result in violations of any of the foregoing.

          4.15. NO BROKERS. Neither Bishop Hawk nor any officer, director, Employee, shareholder, member or affiliate of Bishop Hawk, has employed or made any agreement with any broker, finder or similar agent or any Person which will result in the obligation of Buyer or any of its affiliates to pay any finder's fee, brokerage fee or commission or similar payment in connection with the transactions contemplated hereby. Following the Closing, neither Buyer nor any of its affiliates will have any obligation to any financial or legal advisor of the Seller Parties.

          4.16. NO OTHER AGREEMENTS TO SELL THE ASSETS. Neither Bishop Hawk nor any of Bishop Hawk's officers, directors, shareholders, members or affiliates have any commitment or legal obligation, absolute or contingent, to any other Person other than Buyer to sell, assign, transfer or effect a sale of any of the Assets (other than inventory in the Ordinary Course of Business), to sell or effect a sale of the capital stock of Bishop Hawk, to effect any merger, consolidation, liquidation, dissolution or other reorganization of Bishop Hawk, or to enter into any agreement or cause the entering into of an agreement with respect to any of the foregoing.

          4.17.     PROPRIETARY RIGHTS.

               (a) PROPRIETARY RIGHTS. Schedule 4.17 lists all of Bishop Hawk's Proprietary Rights. Schedule 4.17 also sets forth: (i) for each Trademark, the application serial number or registration number, the class of goods covered and the expiration date for each country in which a Trademark has been registered and (ii) for each Copyright, the number and date of filing for each country in which a Copyright has been filed. Bishop Hawk has no Patents. The Proprietary Rights listed in the Disclosure Schedule are all those used by Bishop Hawk in connection with the Business.

               (b) ROYALTIES AND LICENSES. Bishop Hawk does not have any obligation to compensate any Person for the use of any such Proprietary Rights nor has Bishop Hawk granted to any Person any license, option or other rights to use in any manner any of its Proprietary Rights, whether or not requiring the payment of royalties.

               (c) OWNERSHIP AND PROTECTION OF PROPRIETARY RIGHTS. Bishop Hawk owns or has a valid right to use each of the Proprietary Rights, and the Proprietary Rights will not cease to be valid rights of Bishop Hawk by reason of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. Neither Bishop Hawk nor Shareholder has received any notice of invalidity or infringement of any rights of others with respect to such Trademarks. No other Person (i) has notified Bishop Hawk or Shareholder that it is claiming any ownership of or right to use such Proprietary Rights, or (ii) to the best of the Seller Parties' knowledge, is infringing upon any such Proprietary Rights in any way.

          4.18.     EMPLOYEE PLANS.

               (a) DISCLOSURE OF EMPLOYEE PLANS. Schedule 4.18 contains a complete list of all Employee Plans that are sponsored or contributed to by Bishop Hawk or any of its ERISA Affiliates which cover or have covered current or former Employees of Bishop Hawk with respect to their relationship with Bishop Hawk.

               (b) PENSION AND MULTIEMPLOYER PLANS. Neither Bishop Hawk nor any of its ERISA Affiliates sponsors, contributes to or has any obligation to contribute, and has not sponsored, contributed to or had any obligation to contribute, to any pension plan subject to Title IV of ERISA or any "multiemployer plan" as defined in Sections 3(37) or 4001(a)(3) of ERISA.

               (c) WELFARE PLANS. Each Employee Plan which covers or has covered Employees or former Employees of Bishop Hawk and which is a "group health plan," as defined in Section 607(1) of ERISA, has been operated in compliance with provisions of Part 6 of Title I, Subtitle B of ERISA and Sections 162(k) and 4980B of the Code at all times.

               (d) NO LIABILITY TO BUYER. Neither the execution and delivery of this Agreement or other related agreements by Bishop Hawk nor the consummation of the transactions contemplated hereby or any related transactions will result in any liability to Buyer or any affiliate of Buyer under or with respect to any Employee Plan.

               (e) LITIGATION. There is no Action or Court Order outstanding, relating to or seeking benefits under any Employee Plan that is pending, or to the Seller Parties' knowledge, threatened or anticipated against Bishop Hawk, any ERISA Affiliate or any Employee Plan.

               (f) NO OTHER MATERIAL LIABILITY. No event has occurred in connection with which Bishop Hawk or any ERISA Affiliate or any Employee Plan, directly or indirectly, could be subject to any material Liability (i) under any Regulation or Court Order relating to any Employee Plans or (ii) pursuant to any obligation of Bishop Hawk to indemnify any person against Liability incurred under any such Regulation or Court Order as they relate to the Employee Plans.

          4.19.     TRANSACTIONS WITH CERTAIN PERSONS.  Except as set forth on
Schedule 4.19, no officer, director or Employee of Bishop Hawk nor any member of any such person's immediate family is presently a party to any transaction with Bishop Hawk related to the Assets or the Assumed Liabilities, including without limitation, any contract, agreement or other arrangement (a) providing for the furnishing of services by, (b) providing for the rental of real or personal property from or (c) otherwise requiring payments to (other than for services as officers, directors or Employees of Bishop Hawk) any such Person or any entity in which any such Person has an interest as a shareholder, officer, director, trustee or partner.

          4.20.     TAX MATTERS.

               (a) Each of Bishop Hawk, Sopilote and their respective predecessors (collectively, the "Taxpayers") has timely filed or will timely file all returns, reports, declarations, statements or any other documents required to be filed prior to the Closing Date with respect to Taxes (collectively, "Tax Returns") and such Tax Returns reflect or will reflect completely and accurately all liability for Taxes for the periods covered thereby. Bishop Hawk has delivered to Buyer complete and accurate copies of Bishop Hawk's federal income tax returns for the years 1995 and 1996. All Taxes required to be collected or withheld by any Taxpayer have been duly collected or withheld and, to the extent required when due, have been or will be duly paid to the proper Taxing authority.

               (b) All Taxes due and payable (and not validly extended) by Taxpayers for the periods ending prior to or on the Closing Date shall have been paid by Taxpayers.

               (c) No deficiency for any amount of Tax has been asserted or assessed by a Taxing authority against any Taxpayer, and none of the Seller Parties has knowledge or reason to know that any assessment or an assertion of a Tax Liability will be made.

               (d) There are no liens for Taxes (other than for current Taxes not yet due and payable) on any Asset or Assets.

               (e) None of the Assets is property that is required to be treated as being owned by any other Person pursuant to the so-called safe harbor lease provisions of former Section 168(f)(8) of the Code.

               (f) Bishop Hawk is not a person other than a "United States person" within the meaning of the Code.

               (g) The transaction contemplated herein is not subject to the tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or of any other provision of federal or state law.

               (h) Except as set forth on Schedule 4.20, no Taxpayer has been a member of an affiliated or combined group of corporations for Tax purposes and the results of the operations of any Taxpayer have not been included in a consolidated or combined or other similar Tax Return that includes the results of the operations of any Taxpayer and any other Person(s). Except as set forth on Schedule 4.20, no tax sharing agreements or other agreement relating to allocation or sharing of Taxes exists between Bishop Hawk and any other Person(s), or is otherwise binding on any Taxpayer, and Bishop Hawk does not have any liability for Taxes owed by any other Person(s) by reason of Bishop Hawk's status as an assignee or otherwise under any federal or state law or regulation.

          4.21. INSURANCE. Schedule 4.21 contains a complete and accurate list of all policies or binders of property, casualty, errors and omissions, corporate liability, general liability, directors and officers, title, worker's compensation and other forms of insurance. Schedule 4.21 sets forth, with respect to each policy or binder for the last three years, the carrier, broker policy number, coverage limits, expiration dates, annual premiums, form (e.g., occurrence or claims made), a general description of the type of coverage provided, loss experience history by line of coverage and a named insured schedule for each policy or binder maintained by Bishop Hawk on the Business, the Assets or its Employees. Except as set forth in Schedule 4.21, Bishop Hawk's loss experience history in the last three years has been zero. All insurance coverage applicable to Bishop Hawk, the Business and the Assets is in full force and effect, provides coverage as may be required by applicable
Regulation and by any and all Contracts to which Bishop Hawk is a party.
There is no Default under any such policies or binders nor has there been any failure to give notice or present any claim under any such policy or binder in a due and timely fashion. There are no outstanding unpaid premiums except in the Ordinary Course of Business and no notice of reduction or cancellation or nonrenewal of any existing policy or binder has been received. There are no provisions in such insurance policies for retroactive or retrospective premium adjustments. All general liability and workers' compensation insurance policies maintained by Bishop Hawk have been occurrence policies and not claims made policies. There are no provisions in any of Bishop
Hawk's occurrence policies (including those in effect up to two years prior to the date hereof) that would relieve the insurer of its obligations should the policy holder become bankrupt, insolvent or liquidated. There are no outstanding performance bonds covering or issued for the benefit of the Bishop Hawk.

          4.22.     COMPLIANCE WITH ENVIRONMENTAL LAWS.

               (a) DEFINITIONS. The following terms, when used in this Section 4.22, shall have the following meanings. Unless the context otherwise requires, any of these terms may be used in the singular or the plural depending on the reference.

                    (i) For purposes of this Section, the term "Bishop Hawk" shall include (A) all partnerships, joint ventures and other entities or organizations in which Bishop Hawk was at any time or is a partner, joint venturer, member or participant and (B) all predecessor or former corporations, partnerships, joint ventures, organizations, businesses or other entities, whether in existence as of the date hereof or at any time prior to the date hereof, the assets or obligations of which have been acquired or assumed by Bishop Hawk or to which Bishop Hawk has succeeded.

                    (ii) "RELEASE" shall mean and include any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment or the workplace of any Hazardous Substance, and otherwise as defined in any Environmental Law.

                    (iii) "HAZARDOUS SUBSTANCE" shall mean any pollutant, contaminant, chemical, waste and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical or chemical compound or hazardous substance, material or waste, whether solid, liquid or gas, including, without limitation, any quantity of asbestos in any form, urea formaldehyde, PCB's, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products or derivatives, radioactive substance or material, pesticide waste waters, sludges, slag and any other substance, material or waste that is subject to regulation, control or remediation under any Environmental Laws.

                    (iv) "ENVIRONMENTAL LAWS" shall mean all Regulations which regulate or relate to the protection or clean-up of the environment, the use, treatment, storage, transportation, generation, manufacture, processing, distribution, handling or disposal of, or emission, discharge or other release or threatened release of, Hazardous Substances or otherwise dangerous substances, wastes, pollution or materials (whether, gas, liquid or solid), the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources, or the health and safety of persons or property, including without limitation protection of the health and safety of Employees. Environmental Laws shall include, without limitation, the Federal Insecticide, Fungicide, Rodenticide Act, Resource Conservation & Recovery Act, Clean Water Act, Safe Drinking Water Act, Atomic Energy Act, Occupational Safety and Health Act, Toxic Substances Control Act, Clean Air Act, Comprehensive Environmental Response, Compensation and Liability Act, Emergency Planning and Community Right-to-Know Act, Hazardous Materials Transportation Act and all analogous or related federal, state or local law, each as amended.

                    (v) "ENVIRONMENTAL CONDITIONS" means the introduction into the environment of any pollution, including, without limitation, any contaminant, irritant or pollutant or other Hazardous Substance (whether or not upon any Facility or Former Facility or other property and whether or not such pollution constituted at the time thereof a violation of any Environmental Law as a result of any Release of any kind whatsoever of any Hazardous Substance) as a result of which Bishop Hawk has or may become liable to any Person or by reason of which any Facility or any of the Assets may suffer or be subjected to any lien.

               (b)  FACILITIES AND FORMER FACILITIES.  Except as set forth on
Schedule 4.22, the Facilities are, and at all times when owned, leased and operated by Bishop Hawk have been, and all Former Facilities were at all times when owned, leased or operated by Bishop Hawk, owned, leased and operated by Bishop Hawk in compliance with all Environmental Laws and in a manner that will not give rise to any Liability of Bishop Hawk under any Environmental Laws.

               (c) NOTICE OF VIOLATION. Except as set forth on Schedule 4.22, neither Bishop Hawk, Sopilote nor Shareholder has received notice of alleged, actual or potential responsibility for, or any inquiry or investigation regarding, (i) any Release or threatened Release of any Hazardous Substance at any location, whether at the Facilities, the Former Facilities or otherwise or
(ii) an alleged violation of or non-compliance with the conditions of any Permit required under any Environmental Law or the provisions of any Environmental Law. Except as set forth on Schedule 4.22, neither Bishop Hawk, Sopilote nor Shareholder has received notice of any other claim, demand or Action by any individual or entity alleging any actual or threatened injury or damage for which Bishop Hawk is alleged to be responsible to any Person, property, natural resource or the environment arising from or relating to any Release or threatened Release of any Hazardous Substances at, on, under, in, to or from any Facilities or Former Facilities, or in connection with any operations or activities of Bishop Hawk.

               (d) ENVIRONMENTAL CONDITIONS. Except as set forth on Schedule 4.22, there are no present or past Environmental Conditions in any way relating to the Business, any Facility or Former Facility. Notwithstanding the foregoing, except as set forth on Schedule 4.22, neither Bishop Hawk nor any of Bishop Hawk's agents has, in the conduct of the Business, (i) represented, either directly or indirectly, that Bishop
Hawk possesses any expertise regarding Environmental Laws or the management, evaluation or assessment of the environmental condition of any Facility or Former Facility, (ii) participated, either directly or indirectly, in the environmental management (including, without limitation, the oversight of any asbestos abatement or soil or groundwater remediation) of any Facility or Former Facility or (iii) retained or managed any environmental consultant or expert in connection with the management, evaluation or assessment of the environmental condition of any Facility or Former Facility.

               (e)  INDEMNIFICATION AGREEMENTS.  Except as set forth on
Schedule 4.24, Bishop Hawk is not a party, whether as a direct signatory or as successor, assign or third party beneficiary, or otherwise bound, to any Lease or other Contract (excluding insurance policies disclosed on the Disclosure Schedule) under which Bishop Hawk is obligated by or entitled to the benefits of, directly or indirectly, any representation, warranty, indemnification, covenant, restriction or other undertaking concerning Environmental Conditions.

               (f) RELEASES OR WAIVERS. Except as set forth on Schedule 4.22, Bishop Hawk has not released any other Person from any claim under any Environmental Law or waived any rights concerning any Environmental Condition.

               (g)  NOTICES, WARNINGS AND RECORDS.  Except as set forth on
Schedule 4.22, Bishop Hawk has given all notices and warnings, made all reports, and has kept and maintained all records required by and in compliance with all Environmental Laws.

          4.23. PENDING TRANSACTIONS AND TRANSACTIONS IN PROGRESS. The Seller Parties have delivered true and correct copies of (i) all listings as of the date hereof and (ii) the 13-week commission receivables reports for each of Bishop Hawk's offices dated as of July 19, 1998.

          4.24. NO MISSTATEMENTS OR OMISSIONS. No representations or warranties by Bishop Hawk or Shareholder in this Agreement, nor any document, exhibit, statement, certificate or schedule heretofore or hereinafter furnished to Buyer pursuant hereto, or in connection with the transactions contemplated hereby, including without limitation the Disclosure Schedule, contains or will contain any untrue statement of fact, or omits or will omit to state any fact necessary to make the statements or facts contained therein not misleading. Bishop Hawk and Shareholder have disclosed all events, conditions and facts affecting the Business and prospects of Bishop Hawk.

          Notwithstanding anything contained in this Article IV or any other provision of this Agreement, it is the explicit intent of each party hereto that
(i) the Seller Parties are making no representation or warranty whatsoever, express or implied, beyond those expressly given in this Agreement, and (ii) all representations of any type relied upon by the parties hereto in making this Agreement are specifically set forth herein. Each party further acknowledges that it has relied on no other representation, and each party hereby waives any and all claims which it may have against the other based on any representation heretofore made and not specifically set forth herein.

                                     ARTICLE V.
                      REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer hereby represents and warrants to the Seller Parties as follows, which representations and warranties are, as of the date hereof, and will be, as of the Closing Date, true and correct:

          5.1. ORGANIZATION OF BUYER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer is qualified to do business as a foreign corporation in California.

          5.2. AUTHORIZATION. Buyer has all requisite power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement and the Ancillary Agreements, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Agreements by Buyer and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly approved by the board of directors of Buyer and the stockholders of Buyer. No other corporate proceedings on the part of Buyer are necessary to authorize this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Buyer and is, and upon execution and delivery the Ancillary Agreements will be, the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as limited by
(i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally or by equitable principles (whether considered in an action at law or in equity), or (ii) limitations imposed by federal or state law or equitable principles upon the availability of specific performance, injunctive relief or other equitable remedies.

          5.3. NO CONFLICT OR VIOLATION. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby, nor compliance by Buyer with any of the provisions hereof, will (a) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of Buyer, (b) violate, conflict with, or result in or constitute a Default under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Encumbrance upon any of Buyer's assets under, any of the terms, conditions or provisions of any contract, indebtedness, note, bond, indenture, security or pledge agreement, commitment, license, lease, franchise, permit, agreement, authorization, concession, or other instrument or obligation to which Buyer is a party or (c) violate any Regulation or Court Order.

          5.4. NO BROKERS. Neither Buyer nor any of its officers, directors, employees, shareholders or Affiliates has employed or made any agreement with any broker, finder or similar agent or any Person which will result in the obligation of Bishop Hawk or any of its respective Affiliates to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

          5.5. NO PERMITS; LITIGATION. No notice to, declaration, filing or registration with, or Permit from, any domestic or foreign governmental or regulatory body or authority, or any other Person, is required to be made or obtained by Buyer in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby. There is no Action pending, or to Buyer's knowledge, threatened or anticipated, seeking to delay, limit or enjoin the transactions contemplated by this Agreement.

                                    ARTICLE VI.
                     COVENANTS OF THE SELLER PARTIES AND BUYER

          The Seller Parties and Buyer each covenant with the other as follows:

          6.1. FURTHER ASSURANCES. Upon the terms and subject to the conditions contained herein, the parties agree, both before and after the Closing, (i) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, (ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder and (iii) to cooperate with each other in connection with the foregoing. Without limiting the foregoing, the parties agree to use their respective best efforts (A) to obtain all necessary waivers, consents and approvals from other parties to the Contracts and Leases to be assumed by Buyer; PROVIDED, HOWEVER that Buyer shall not be required to make any payments, commence litigation or agree to modifications of the terms thereof in order to obtain any such waivers, consents or approvals; (B) to obtain all necessary Permits as are required to be obtained under any Regulations; (C) to give all notices to, and make all registrations and filings with third parties, including without limitation submissions of information requested by governmental authorities; and (D) to fulfill all conditions to this Agreement. The Seller Parties shall provide reasonable assistance to Buyer and its accountants in connection with any audit or financial review of the financial statements of the Seller Parties and standard representation letters to auditors.

          6.2. NO SOLICITATION. From the date hereof through the Closing or the earlier termination of this Agreement, the Seller Parties shall not, and the Seller Parties shall use best efforts to ensure that their Representatives, including investment bankers, attorneys, accountants and shareholders, do not, directly or indirectly, enter into, solicit, initiate or continue any discussions or negotiations with, or encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any other way with, any Person or group, other than Buyer and its Representatives, concerning any sale of all or a portion of the Assets or the Business, or of any shares of capital stock of Bishop Hawk, or any merger, consolidation, liquidation, dissolution or similar transaction involving the Seller Parties. The Seller Parties hereby represent that it is not now engaged in discussions or negotiations with any party other than Buyer with respect to any of the foregoing. The Seller Parties shall notify Buyer promptly (orally and in writing) if any such written offer, or any inquiry or contact with any Person with respect thereto, is made.

          6.3. CONDUCT OF BUSINESS. From the date hereof through the Closing, the Seller Parties shall, except as contemplated by this Agreement, or as consented to by Buyer in writing, operate the Business in the Ordinary Course of Business and will not take any action inconsistent with this Agreement or with the consummation of the Closing. Without limiting the generality of the foregoing, the Seller Parties shall not, except as specifically contemplated by this Agreement or as consented to by Buyer in writing:

               (a) (i) take any action with respect to the grant of any bonus, severance or termination pay (otherwise than pursuant to policies or agreements of Bishop Hawk in effect on the date hereof that are described on the Disclosure Schedule) or with respect to any increase of benefits payable under its severance or termination pay policies or agreements in effect on the date hereof or increase in any manner the compensation or fringe benefits of any employee or pay any benefit not required by any existing Employee Plan or policy;

                    (ii) make any change in the key management structure of Bishop Hawk, including without limitation the hiring of additional officers or the termination of existing officers;

                    (iii) adopt, enter into or amend any Employee Plan, agreement (including without limitation any collective bargaining or employment agreement), trust, fund or other arrangement for the benefit or welfare of any employee, except for any such amendment as may be required to comply with applicable Regulations;

                    (iv) fail to maintain all Employee Plans in accordance with applicable Regulations; or

               (b) intentionally do any act which would cause any representation or warranty of the Seller Parties in this Agreement to be or become untrue in any material respect.

          6.4. EMPLOYEE MATTERS.

               (a) Buyer shall extend offers of employment to all Employees other than those listed by Buyer on Schedule 6.4(a) hereto (such Employees are hereinafter referred to as the "Rehired Employees"), which offers shall be on terms and conditions determined by Buyer in its sole discretion. Bishop Hawk shall terminate the employment of all Rehired Employees immediately prior to the Closing and shall cooperate with and use its best efforts to assist Buyer in its efforts to secure reasonably satisfactory employment arrangements with those employees to whom Buyer makes offers of employment.

               (b) Bishop Hawk shall be solely responsible for all of the Employee Plans listed on Schedule 4.18 and all obligations and liabilities thereunder. Buyer shall not assume any of such Employee Plans or any obligation or liability thereunder. Any individual who is covered under any Employee Plan that constitutes a "group health plan" within the meaning of Section 5000(b)(l) of the Code pursuant to the provisions of Part 6 of Title, I, Subtitle B of ERISA or Section 4980B of the Code as of the Closing Date shall continue to be covered under such group health plan after the Closing Date in accordance with such Code sections.

               (c) With respect to any and all of the Employees, Bishop Hawk will be responsible for the funding and payment of any and all Employee and salesperson wages, compensation, commissions, and benefits through the Closing Date, including, among other things, accrued vacation, sick time, severance, claims, and other accrued benefits and any other claims through the Closing Date.

               (d) Except as provided in the Ancillary Agreements, nothing contained in this Agreement shall confer upon any Rehired Employee any right with respect to continuance of employment by Buyer, nor shall anything herein interfere with the right of Buyer to terminate the employment of any of the Rehired Employees at any time, with or without cause, or restrict Buyer in the exercise of its independent business judgment in modifying any of the terms and conditions of the employment of the Rehired Employees.

               (e) No provision of this Agreement shall create any third party beneficiary rights in any Rehired Employee, any beneficiary or dependents thereof, or any collective bargaining representative thereof, with respect to the compensation, terms and conditions of employment and benefits that may be provided to any Rehired Employee by Buyer or under any benefit plan which Buyer may maintain.

               (f) Neither Bishop Hawk, Sopilote nor Shareholder shall, directly or indirectly, hire or offer employment to or seek to hire or offer employment to any Employee whose employment is continued by Buyer after the Closing Date or any employee of Buyer or any successor or affiliate of Buyer which is engaged in the Business, unless Buyer first terminates the employment of such employee or gives its written consent to such employment or offer of employment.

               (g) With respect to each Rehired Employee whose employment is terminated by Buyer for any or no reason within six months following the Closing Date, the Seller Parties shall reimburse Buyer for the greater of (A) two weeks of severance pay or (B) the amount of any severance payments set forth in any employment, independent contractor, severance or other written agreement in effect between Bishop Hawk and such Rehired Employee immediately prior to the Closing.

               (h) The Seller Parties shall pay all salaries, wages and benefits due to the Rehired Employees who are not solely independent contractors (as determined immediately prior to the Closing) through July 31, 1998. To the extent actually paid, such payments shall be considered a Current Asset for the purposes of the working capital adjustment set forth in Section 2.6 above.

          6.5. USE OF BUSINESS NAME. Within ten days following the Closing, Bishop Hawk shall, the Seller Parties shall cause their respective Subsidiaries to, and Shareholder shall cause all other entities which he controls to, file an amendment to its Articles of Incorporation, qualifications to do business and any other required corporate documents to eliminate therefrom the name "Bishop Hawk," "BH" or any other name or mark (including the Bishop Hawk logo) that has such a near resemblance thereto as may be likely to cause confusion or mistake to the public, or to otherwise deceive the public.

          6.6. NAMED INSURED. From and after the Closing, the Seller Parties shall cause Buyer to be added as a named insured on Bishop Hawk's insurance policies related to the Business.

          6.7. COLLECTION OF ACCOUNTS RECEIVABLE AND LETTERS OF CREDIT. At the Closing, Buyer will acquire hereunder, and thereafter Buyer or its designee shall have the right and authority to collect for Buyer's or its designee's account, all receivables, letters of credit and other items which constitute a part of the Assets, and the Seller Parties shall within forty-eight (48) hours after receipt of any payment in respect of any of the foregoing, properly endorse and deliver to Buyer any letters of credit, documents, cash or checks received on account of or otherwise relating to any such receivables, letters of credit or other items. The Seller Parties shall promptly transfer or deliver to Buyer or its designee any cash or other property that the Seller Parties may receive in respect of any deposit, prepaid expense, claim, contract, license, lease, commitment, sales order, purchase order, letter of credit or receivable of any character, or any other item, constituting a part of the Assets.

          6.8. BOOKS AND RECORDS; TAX MATTERS.

               (a) BOOKS AND RECORDS. Each party agrees that it will cooperate with and make available to the other party, during normal business hours, all Books and Records, information and employees (without substantial disruption of employment) retained and remaining in existence after the Closing which are necessary or useful in connection with any tax inquiry, audit, investigation or dispute, any litigation or investigation or any other matter requiring any such Books and Records, information or employees for any reasonable business purpose. The party requesting any such Books and Records, information or employees shall bear all of the out-of-pocket costs and expenses (including without limitation attorneys' fees, but excluding reimbursement for salaries and employee benefits) reasonably incurred in connection with providing such Books and Records, information or employees.

               (b) COOPERATION AND RECORDS RETENTION. Bishop Hawk, Sopilote, Shareholder and Buyer shall (i) each provide the other with such assistance as may reasonably be requested by any of them in connection with the preparation of any Tax Return, audit, or other examination by any taxing authority or judicial or administrative proceedings relating to Liability for Taxes, (ii) each retain and provide the other with any records or other information that may be relevant to such Tax Return, audit or examination, proceeding or determination, and
(iii) each provide the other with any final determination of any such audit or examination, proceeding, or determination that affects any amount required to be shown on any Tax Return of the other for any period. Without limiting the generality of the foregoing, Buyer and the Seller Parties shall each retain, until the applicable statutes of limitations (including any extensions) have expired, copies of all Tax
Returns, supporting work schedules, and other records or information that may be relevant to such Tax Returns for all tax periods or portions thereof ending on or before the Closing Date and shall not destroy or otherwise dispose of any such records without first providing the other party with a reasonable opportunity to review and copy the same.

               (c) PAYMENT OF LIABILITIES. Following the Closing Date, Bishop Hawk and Shareholder shall pay promptly when due all of the debts and Liabilities of Bishop Hawk, including any Liability for Taxes, other than Assumed Liabilities; provided, however, this covenant shall not apply to that portion (or all) of any debt that Bishop Hawk is contesting in good faith.

          6.9. BULK SALES. It may not be practicable to comply or attempt to comply with the procedures of the "Bulk Sales Act" or similar law of any or all of the states in which the Assets are situated or of any other state which may be asserted to be applicable to the transactions contemplated hereby. Accordingly, to induce Buyer to waive any requirements for compliance with any or all of such laws, the Seller Parties hereby agree that the indemnity provisions of Article VIII shall apply to any Losses of Buyer arising out of or resulting from the failure of Bishop Hawk, Sopilote, Shareholder or Buyer to comply with any such laws.

          6.10. TAXES. The Seller Parties shall pay or cause to be paid when due all Taxes for which Bishop Hawk is or may be liable or that are or may become payable with respect to all taxable periods ending on or prior to the Closing Date.

          6.11. SACRAMENTO REVENUE GUARANTEE. Buyer may withhold and set off against any amounts otherwise due to the Seller Parties pursuant to the Non-Negotiable Note 35% (but not more than $500,000) of any shortfall in gross revenues generated by all Rehired Employees in Buyer's Sacramento office in the 12 months ended on the first anniversary of the Closing Date provided such Rehired Employees remain employed by Buyer on the first anniversary of the Closing Date, as compared to the gross revenues generated by all Rehired Employees in Bishop Hawk's Sacramento office in the 12 months immediately prior to the Closing Date. For purposes of calculating gross revenues in Bishop Hawk's Sacramento office in the 12 months immediately prior to the Closing Date, such gross revenues shall not include revenues generated by any Rehired Employee who is terminated by Buyer in the six months following the Closing Date. Schedule 6.11 hereto sets forth the gross revenues generated by each of the Rehired Employees in Bishop Hawk's Sacramento office in the 12 months immediately prior to the Closing Date. Within 60 days after the first anniversary of the Closing Date, Buyer shall deliver to Bishop Hawk (i) its calculation of gross revenues for such 12 month period and the amount of any withholding or set off pursuant to this Section and (ii) the difference, if any, between $500,000 and the amount of such withholding or set off, in immediately available funds. Any payment made in accordance with subsection (ii) of the previous sentence shall be applied to and reduce any outstanding principal amount under the Non-Negotiable Note. Buyer's calculation of gross revenues shall be subject to the review and reasonable approval of Bishop Hawk.

          6.12. COMMISSION SCHEDULE. From the Closing Date through December 31, 1999, Buyer shall adopt and not reduce the commission splits set forth in the commission agreements (including any commissions set forth in any addenda or amendments to such commision agreements) provided to Buyer by the Seller Parties with respect to the Employees of Bishop Hawk who are employed or retained as independent contractors by Buyer following the Closing. Buyer shall not be obligated to adopt any terms not related to the commission splits (including but not limited to any additional compensation or expense reimbursements) set forth in such commission agreements.

          6.13. FINANCIAL STATEMENTS. The Seller Parties shall cooperate with Buyer and provide all reasonable assistance requested by Buyer including providing management representation letters satisfactory to Ernst & Young LLP in its sole discretion signed by appropriate persons reasonably requested by Ernst & Young, if not available from Employees of Buyer, and to assist Buyer in preparing (i) a balance sheet of Bishop Hawk dated as of November 30, 1997 and the related statements of operations, changes in shareholder equity and cash flows for the year ended November 30, 1997, each audited by Ernst & Young LLP in accordance with generally accepted accounting principles, and (ii) an unaudited balance sheet of Bishop Hawk dated as of May 31, 1998 and the related statements of operations, changes in shareholder equity and cash flows for the six-month period ended May 31, 1998. Buyer shall pay all fees, costs and expenses associated with the preparation of the financial statements of Bishop Hawk and the audit described in this Section. If Buyer is unable to prepare each of the foregoing items within 60 days following the Closing Date as a result of a material breach of this Section by the Seller Parties, then the Seller Parties agree, jointly and severally, to pay to Buyer $1,000,000 in immediately available funds. Buyer agrees to notify the Seller Parties when Buyer first becomes aware of a breach of this Section 6.13, and the Seller Parties shall have the right to cure such breach up until such time as the breach becomes a material breach. For purposes of this Section 6.13 only, "material breach" shall mean those actions of the Seller Parties which cause Buyer to fail to timely file the financial statements referenced above with the Securities and Exchange Commission.

                                    ARTICLE VII.
                   CONDITIONS TO THE SELLER PARTIES' OBLIGATIONS

          The obligations of Seller to consummate the transactions provided for hereby are subject, in the discretion of Seller, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Seller:

          7.1. REPRESENTATIONS, WARRANTIES AND COVENANTS

               (a) The representations and warranties of Buyer in this Agreement shall be true and correct when made and at and as of the Closing Date as if such representations were made at such time (except that those representations and warranties which are made as of a specific date shall be true and correct only as of such date), except for inaccuracies which individually or in the aggregate would not reasonably be expected to materially impair the ability of Buyer to perform its obligations under, or to complete the transactions contemplated by this

Agreement and (b) Buyer shall have performed and satisfied in all material respects all agreements and covenants required hereby to be performed by it prior to or on the Closing Date.

          7.2. CONSENTS; REGULATORY COMPLIANCE AND APPROVAL. All consents, approvals and waivers from governmental authorities and other parties necessary to permit Bishop Hawk to transfer the Assets to Buyer as contemplated hereby shall have been obtained. The Seller Parties shall be satisfied that all approvals required under any Regulations to carry out the transactions contemplated by this Agreement shall have been obtained and that the parties shall have complied with all Regulations applicable to the transactions contemplated by this Agreement.

          7.3. NO ACTIONS OR COURT ORDERS. No Action by any governmental authority or other Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to damage the Seller Parties, Buyer, the Assets or the Business materially if the transactions contemplated hereby are consummated. There shall not be any Regulation or Court Order that makes the purchase and sale of the Business or the Assets contemplated hereby illegal or otherwise prohibited.

          7.4. DELIVERIES AT CLOSING. Buyer shall have executed (as applicable) and delivered, or caused to be delivered, to the Seller Parties the documents and agreements set forth in Section 3.3 hereof.

                                   ARTICLE VIII.
                         CONDITIONS TO BUYER'S OBLIGATIONS

          The obligations of Buyer to consummate the transactions provided for hereby are subject, in the discretion of Buyer, to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Buyer:

          8.1. REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of the Seller Parties in this Agreement shall be true and correct when made and at and as of the Closing Date as if such representations were made at such time (except that those representations and warranties which are made as of a specific date shall be true and correct only as of such date), except for inaccuracies that individually or in the aggregate would not reasonably be expected to have an Adverse Effect. The Seller Parties shall have performed and satisfied in all material respects all agreements and covenants required hereby to be performed by them prior to or on the Closing Date.

          8.2. CONSENTS; REGULATORY COMPLIANCE AND APPROVAL. All Permits, consents, approvals and waivers from governmental authorities and other parties necessary to the consummation of the transactions contemplated hereby and for the operation of the Business by Buyer (including, without limitation, all required third party consents to the assignment of the Leases and Contracts to be assumed by Buyer) shall have been obtained. Buyer shall be satisfied that all approvals required under any Regulations to carry out the transactions contemplated by this Agreement shall have been obtained and that the parties shall have complied with all Regulations applicable to the transactions contemplated by this Agreement.

          8.3. NO ACTIONS OR COURT ORDERS. No Action by any governmental authority or other Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to damage Buyer, the Assets or the Business materially if the transactions contemplated hereby are consummated, including without limitation any Adverse Effect on the right or ability of Buyer to own, operate, possess or transfer the Assets after the Closing. There shall not be any Regulation or Court Order that makes the purchase and sale of the Business or the Assets contemplated hereby illegal or otherwise prohibited.

          8.4. DELIVERIES AT CLOSING. The Seller Parties shall have executed and delivered each of documents and agreements set forth in Section 3.2 hereof. The Seller Parties shall have filed (where necessary) and delivered to Buyer all documents necessary to transfer and assign to Buyer all right, title and interest in and to the Assets and to release the Assets from all Encumbrances, which documents shall be in a form reasonably satisfactory to Buyer's counsel.

          8.5. MATERIAL CHANGES. Since March 31, 1998, there shall not have been any Adverse Change with respect to the Business or the Assets.

                                    ARTICLE IX.
                               CONSENTS TO ASSIGNMENT

          9.1. CONSENTS TO ASSIGNMENT.   Anything in this Agreement to the
contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Contract, Lease, Permit or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a Default thereof or in any way adversely affect the rights of Bishop Hawk or Buyer thereunder. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would affect the rights thereunder so that Buyer would not receive all such rights, Bishop Hawk and Shareholder will cooperate with Buyer, in all reasonable respects, to provide to Buyer the benefits under any such Contract, Lease, Permit or any claim or right, including without limitation enforcement for the benefit of Buyer of any and all rights of Bishop Hawk and Shareholder against a third party thereto arising out of the Default or cancellation by such third party or otherwise.

                                     ARTICLE X.
                 SURVIVAL OF REPRESENTATIONS, ETC.; INDEMNIFICATION

          10.1. SURVIVAL OF REPRESENTATIONS, ETC. All of the representations and warranties made by each party in this Agreement or in any attachment, Exhibit, the Disclosure Schedule, certificate, document or list delivered by any such party pursuant hereto shall survive the Closing for a period of (and claims based upon or arising out of such representations, warranties, covenants and agreements may be asserted at any time before the date which shall be) two years following the Closing Date (except with respect to the representations and warranties set forth in Section 4.18 ("Employee Plans"),
Section 4.20 ("Tax Matters") and Section 4.22 ("Compliance With Environmental Laws"), each of which shall survive for a period equal to the relevant statute of limitations (including any extensions thereof)). No investigation made by any of the parties hereto shall in any way limit the representations and warranties of the parties. Each party hereto shall be entitled to rely upon the representations and warranties of the other party set forth in this Agreement. The termination of the representations and warranties provided herein shall not affect the rights of a party in respect of any claim made by such party in a writing received by the other party prior to the expiration of the applicable survival period provided herein.

          10.2. INDEMNIFICATION BY THE SELLER PARTIES. Except as otherwise limited by this Article, the Seller Parties, jointly and severally, shall indemnify and hold harmless Buyer and its Affiliates, parents, subsidiaries, officers, directors, employees, agents, independent contractor salespersons, successors and assigns from any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (whether or not arising out of third-party claims) (including, without limitation, costs of mitigation, losses in connection with any Environmental Law, lost profits and other losses resulting from any shutdown or curtailment of operations, reasonable attorneys' fees and expenses and any and all amounts paid in investigation, defense or settlement of any or all of the foregoing) ("Losses"), arising out of or resulting from (a) any or all misrepresentations or breaches of warranty by Bishop Hawk, Sopilote or Shareholder contained herein or in any document delivered hereunder; (b) the breach of any or all covenants or agreements contained herein to be performed by the Seller Parties; (c) all Excluded Liabilities; and (d) the breach of any or all Ancillary Agreements executed by Bishop Hawk, Sopilote or Shareholder; PROVIDED THAT such party shall be responsible only for its own breach of an Ancillary Agreement other than a breach by Bishop Hawk, Sopilote or Shareholder, for which the indemnifying parties shall be jointly and severally liable.

          10.3. INDEMNIFICATION BY BUYER. Except as otherwise limited by this Article, Bishop Hawk and its respective Affiliates and agents shall be indemnified and held harmless by Buyer for any and all Losses arising out of or resulting from (a) any and all misrepresentations or breach of warranty by Buyer contained herein or in any document delivered hereunder, (b) the breach of any covenant or agreement by Buyer contained herein or in the Ancillary Agreements to which Buyer is a party and (c) and the ownership or operation of the Business after the Closing Date; PROVIDED, HOWEVER, that indemnification under this
Section 10.3 shall only be available to the extent that Losses are not subject to indemnification under Section 10.2.

          10.4.     GENERAL INDEMNIFICATION PROVISIONS.

               (a) For the purposes of this Section, the term "Indemnitee" shall refer to the person or persons indemnified, or entitled, or claiming to be entitled, to be indemnified, pursuant to the provisions of this Article X, as the case may be; and the term "Indemnitor" shall refer to the person having the obligation to indemnify pursuant to this Article X. The term "Losses" is not limited to matters asserted by third parties, but includes Losses incurred or sustained by an Indemnitee in the absence of third party claims, and payments by the Indemnitee shall not be a condition precedent to recovery. Amounts payable by the Seller Parties to Buyer in respect of Losses for which Buyer is entitled to indemnification hereunder shall be payable by the Seller Parties as incurred by Buyer. Amounts payable by Buyer with respect to Losses for which Bishop Hawk, Sopilote or Shareholder are entitled to indemnification shall be paid by Buyer as incurred.

               (b) An Indemnitee shall give the Indemnitor notice of any matter which an Indemnitee has determined has given or could give rise to a right of indemnification under this Agreement as soon as practicable after the Indemnitee becomes aware of such matter, stating the amount of Losses, if known, and the method of computation thereof, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations and liabilities of an Indemnitor under this Article with respect to Losses arising from claims of any third party that are subject to the indemnification provided for in this Article ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnitee shall receive notice of any Third Party Claim, the Indemnitee shall give the Indemnitor notice of such Third Party Claim as promptly as practicable (and in any event within fifteen (15) calendar days after the service of the citation or summons) and shall permit the Indemnitor, at its option, to participate in the defense of such Third Party Claim by counsel of its own choice and at its expense; provided that such counsel is reasonably acceptable to Indemnitee. The Indemnitor shall also be entitled, at its option, to assume and control the defense of such Third Party Claim at its cost, risk and expense and through counsel of its choice if it gives notice, within fifteen (15) calendar days after receiving notice of such claim from the Indemnitee, of his or its intention to do so to the Indemnitee, unless the named parties to such action or proceeding include both the Indemnitor and the Indemnitee and the Indemnitee has been advised in writing by counsel that there may be one or more legal defenses available to such Indemnitee that are different from or additional to those available to the Indemnitor. If the Indemnitor exercises its right to undertake the defense against any such Third Party Claim as provided above, the Indemnitee shall cooperate with the Indemnitor in such defense and make available to the Indemnitor, at the Indemnitor's expense, all witnesses, pertinent records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitor. Similarly, in the event the Indemnitee is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnitor shall cooperate with the Indemnitee in such defense and make available to it all such witnesses, records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitee. No such Third Party Claim, except the settlement thereof which involves the payment of money only and for which the Indemnitee is fully indemnified by the Indemnitor, may be settled by the Indemnitor without the written consent of the Indemnitee, which consent will not be unreasonably withheld. If the Indemnitor fails to assume the defense of such Third Party Claim within fifteen (15) calendar days after receipt of the notice thereof, the Indemnitee against which such claim has been asserted will (upon delivering notice to such effect to the Indemnitor) have the right to undertake, at the Indemnitor's cost and expense, the defense, compromise or settlement of such claim on behalf of and for the account and risk of the Indemnitor and the Indemnitor will be bound by any determination made in such claim or compromise or settlement effected by the Indemnitee.

          10.5.     LIMITS ON INDEMNIFICATION.

               (a) No Indemnitee shall be entitled to assert any right to indemnification pursuant to Section 10.2(a) unless the aggregate of all claims for Losses with respect to such section equals or exceeds $160,000 individually (including a series of related claims) or in the aggregate; PROVIDED, HOWEVER, that this limitation shall not apply with respect to Losses arising out of a breach of representation or warranty contained in Section 4.3(b) ("Authorization"), Section 4.18 ("Employee Plans"), Section 4.20 ("Tax Matters") or Section 4.22 ("Compliance With Environmental Laws"). Once such claims equal or exceed the $160,000 threshold, Buyer will be entitled, except as set forth below, to the full amount of all indemnified claims in excess of $160,000, up to an aggregate of $8,048,200 plus 80% of the Earn-Out Payment.

               (b) Buyer may withhold and set off against any amounts otherwise due to the Seller Parties (including pursuant to the Non-Negotiable Note and the Additional Consideration) any amount as to which the Seller Parties are obligated to indemnify Buyer hereunder, and with respect to Losses arising out of or resulting from misrepresentations or breaches of warranties contained herein, the amounts in excess of the threshold set forth in Section 10.5(a).

               (c) The amount of any Loss subject to indemnification hereunder shall be calculated net of any amounts which have been previously recovered by the Indemnitee under Bishop Hawk's general liability policy (including any "tail" coverage).

                                    ARTICLE XI.
                                   MISCELLANEOUS

          11.1.     TERMINATION.

               (a) TERMINATION. This Agreement may be terminated at any time prior to Closing:

                    (i)  By mutual written consent of Buyer and Bishop Hawk;

                    (ii) By Buyer or Bishop Hawk if the Closing shall not have occurred on or before July 24, 1998; PROVIDED HOWEVER, that this provision shall not be available to Buyer if Bishop Hawk has the right to terminate this Agreement under clause (iv) of this Section 11.1, and this provision shall not be available to Bishop Hawk if Buyer has the right to terminate this Agreement under clause (iii) of this Section 11.1;

                    (iii) By Buyer if there is a material breach of any representation or warranty set forth in Article IV hereof or any covenant or agreement to be complied with or performed by the Seller Parties pursuant to the terms of this Agreement or the failure of a condition set forth in Article VIII to be satisfied (and such condition is not waived in writing by Buyer) on or prior to the Closing Date, or the occurrence of any event which results or would result in the failure of a condition set forth in Article VIII to be satisfied on or prior to the Closing Date; PROVIDED, HOWEVER, that Buyer may not terminate this Agreement prior to the Closing if Bishop Hawk has not had an adequate opportunity to cure such failure; or

                    (iv) By Bishop Hawk if there is a material breach of any representation or warranty set forth in Article V hereof or of any covenant or agreement to be complied with or performed by Buyer pursuant to the terms of this Agreement or the failure of a condition set forth in Article VII to be satisfied (and such condition is not waived in writing by Bishop Hawk) on or prior to the Closing Date, or the occurrence of any event which results or would result in the failure of a condition set forth in Article VII to be satisfied on or prior to the Closing Date; PROVIDED, HOWEVER, that Bishop Hawk may not terminate this Agreement prior to the Closing Date if Buyer has not had an adequate opportunity to cure such failure.

               (b) IN THE EVENT OF TERMINATION. In the event of termination of this Agreement:

                    (i) Each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same; and

                    (ii) No party hereto shall have any Liability to any other party to this Agreement, except as stated in subsections (i) and (ii) of this
Section 11.1(b), except for any willful breach of this Agreement occurring prior to the proper termination of this Agreement. The foregoing provisions shall not limit or restrict the availability of specific performance or other injunctive relief to the extent that specific performance or such other relief would otherwise be available to a party hereunder.

          11.2.     ASSIGNMENT.   Neither this Agreement nor any of the
rights or obligations hereunder may be assigned by any party without the prior written consent of the other parties; except that Buyer may, without such consent, assign all such rights to any lender as collateral security and assign all such rights and obligations to a wholly-owned subsidiary (or a partnership controlled by Buyer) or subsidiaries of Buyer or to a successor in interest to Buyer which shall assume all obligations and Liabilities of Buyer under this Agreement without releasing Buyer therefrom. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other Person shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise.

          11.3. NOTICES. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method, with electronic confirmation; when received, if sent for next day delivery to a domestic address by recognized overnight delivery service (E.G.,

Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

          If to Bishop Hawk, Sopilote or Shareholder, addressed to:

          N. Bruce Ashwill
          3430 Robin Lane, Suite 4
          Cameron Park, CA 95682
          Fax: (530) 677-3528

          With a copy to:

               O'Melveny & Myers
               275 Battery Street, 26th Fl.
               San Francisco, CA 94111
               Attention:  Douglas P. Ley, Esq.
               Fax:  (415) 984-8701

          If to Buyer, addressed to:

               Grubb & Ellis Company
               2215 Sanders Road, 4th Floor
               Northbrook, IL 60062
               Attention:  General Counsel
               Fax:  (847) 753-9034
          With a copy to:

               Latham & Watkins
               505 Montgomery Street, Suite 1900
               San Francisco, CA  94111
               Attention:  Scott R. Haber, Esq.
               Fax:  (415) 395-8095

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

          11.4. CHOICE OF LAW. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the internal laws of the State of California, except with respect to matters of law concerning the internal corporate or organizational affairs of any corporate or other entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

          11.5. ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement and the Ancillary Agreements, together with all exhibits and schedules hereto and thereto (including the Disclosure Schedule), constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

          11.6. MULTIPLE COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          11.7. EXPENSES. Except as otherwise specified in this Agreement, each party hereto shall pay its own legal, accounting, out-of-pocket and other expenses incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement into effect.

          11.8. INVALIDITY. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

          11.9. TITLES; GENDER. The titles, captions or headings of the Articles and Sections herein, and the use of a particular gender, are for convenience of reference only and are not intended to be a part of or to affect or restrict the meaning or interpretation of this Agreement.

          11.10. PUBLICITY. Subject to applicable laws and regulations, including securities laws and stock exchange regulations and policies neither Buyer, Bishop Hawk nor Shareholder shall issue any press release or make any public statement regarding the transactions contemplated hereby, without prior written approval of the other party. Buyer may, at its discretion, issue or make an appropriate press release or public announcement after the Closing.

          11.11. MATERIALITY. Materiality for purposes of this Agreement shall be defined in the context in which used and except as otherwise expressly herein provided, without regard to any dollar amount or amounts stated in this Agreement.

          11.12. ATTORNEYS' FEES. If any party to this Agreement brings an action or arbitration to interpret or enforce its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including without limitation reasonable attorneys' fees, incurred in connection with such action or arbitration, including any appeal of such action or arbitration.

          11.13. KNOWLEDGE. Any reference to the Seller Parties' knowledge or the knowledge of the Seller Parties shall mean the actual knowledge, after reasonable investigation and inquiry, of Shareholder or Greg Kasner.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.




                 BISHOP HAWK, INC.,              GRUBB & ELLIS COMPANY,
          a California corporation        a Delaware corporation

          By: /s/ Greg Kasner             By: /s/ Robert J. Walner
              --------------------            -------------------------
          Name:   Greg Kasner             Name:   Robert J. Walner
          Title:  President               Title:  Senior Vice President


          N. Bruce Ashwill, an            SOPILOTE, INC.,
          individual                      a California corporation

          /s/ N. Bruce Ashwill            By: /s/ N. Bruce Ashwill
              --------------------            -------------------------
                                              N. Bruce Ashwill
                                          Title: Chairman